UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023
Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, $0.00001 par value per share	CFMS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement with restor3d

On June 22, 2023, Conformis, Inc. (the “Company” or “Conformis”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with restor3d, Inc. (“restor3d”) and Cona Merger Sub Inc., a wholly owned subsidiary of restor3d (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously adopted by the Board of Directors of the Company (the “Board”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of restor3d (the “Merger”). The Board also unanimously resolved to recommend that the Company’s stockholders vote to adopt and approve the Merger Agreement and the Merger.

Pursuant to the Merger Agreement, upon the closing of the Merger (the “Closing”), each outstanding share of Company common stock, other than shares owned by the Company, restor3d or Merger Sub (which will be cancelled) and shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law, will automatically be converted into the right to receive $2.27 in cash, without interest (the “Merger Consideration”).

If the Merger is consummated, the Company’s common stock will be delisted from The Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934.

In connection with the Merger, the vesting of each outstanding restricted stock unit of the Company will accelerate, and the holders of such units will receive an amount per unit equal to the Merger Consideration. All stock options and warrants of the Company that are currently outstanding have a strike price per share greater than the Merger Consideration, and will be cancelled in connection with the Merger without payment, unless exercised prior to consummation of the Merger.

The consummation of the Merger is subject to certain customary closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of the Company’s common stock (the “Stockholder Approval”), and (ii) no temporary restraining order, preliminary or permanent injunction or other order is in effect preventing the consummation of the Merger . Moreover, each party’s obligations to consummate the Merger are subject to certain other conditions, including (a) the accuracy of the other party’s representations and warranties (subject to certain materiality exceptions), (b) the other party’s compliance in all material respects with its obligations under the Merger Agreement, and (c) in the case of restor3d and Merger Sub only, (the absence of any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement). Subject to the satisfaction of the closing conditions, the parties anticipate that the Merger will be consummated by the end of the third quarter of 2023.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the closing of the Merger, the Company has agreed to use its reasonable best efforts to conduct its business in all material respects in the ordinary course of business and has agreed to certain other operating covenants and to not take certain specified actions prior to the consummation of the Merger, as set forth more fully in the Merger Agreement. The Company has also agreed to convene and hold a meeting of its stockholders for the purpose of obtaining the Stockholder Approval. In addition, the Merger Agreement requires that, subject to certain exceptions, the Board recommend that the Company’s stockholders approve the Merger Agreement.

In addition, the Company has agreed not to initiate, solicit or knowingly encourage takeover proposals from third parties. The Company has also agreed not to provide non-public information to, or, subject to certain exceptions, engage in discussions or negotiations with, third parties regarding takeover proposals. Notwithstanding these restrictions, prior to the receipt of the Stockholder Approval, the Company may under certain circumstances provide non-public information to and participate in discussions or negotiations with third parties with respect to takeover proposals.

Prior to obtaining the Stockholder Approval, the Board may, among other things, change its recommendation that the stockholders approve the Merger Agreement in connection with a Superior Offer or an Intervening Event (in each case, as defined in the Merger Agreement), or terminate the Merger Agreement to enter into an agreement providing for a Superior Offer, subject, in each case, to complying with notice and other specified conditions, including giving restor3d the opportunity to propose revisions to the terms of the Merger Agreement during a period following notice.

The Merger Agreement contains certain termination rights for the Company and restor3d, including, among others, the right of (1) the Company to terminate the Merger Agreement in order to enter into an agreement providing for a Superior Offer (subject to the Company’s compliance with certain obligations under the Merger Agreement related to such Superior Offer and such termination) and (2) restor3d to terminate the Merger Agreement if the Board changes its recommendation with respect to the Merger Agreement. The Merger Agreement also provides that under specified circumstances, including in the event of termination by the Company to enter into an agreement providing for a Superior Offer, the Company will be required to pay restor3d a termination fee of $900,000 and provide restor3d with a non-exclusive license to the Company’s patents except with respect to certain knee and/or hip applications.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of restor3d and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to restor3d and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the Company, on the one hand, and restor3d and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Settlement with Osteoplastics

On June 19, 2023, the Company entered into a settlement agreement with Osteoplastics LLC (“Osteoplastics”) providing that the Company will make a payment of $3.5 million to Osteoplastics in full settlement of the patent infringement lawsuit filed by Osteoplastics against the Company in March 2020 (which matter is further described on page 19 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023).

Warrant Exchange

On June 22, 2023, the Company entered into a warrant exchange agreement with Armistice Capital Master Fund Ltd. (“Armistice”). Pursuant to the agreement, the Company issued 100,000 shares of the Company’s common stock to Armistice, in exchange for the cancellation of an existing warrant agreement pursuant to which Armistice had the right to acquire 480,000 shares of the Company’s common stock at an exercise price of $21.87 per share.

Item 8.01.	Other Events.

The Company and restor3d issued a joint press release on June 22, 2023 announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This communication, and any documents to which the Company refers in this communication, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and words of similar substance. Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including, but not limited to, the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the business and the price of the Company’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of Company stockholder approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against the Company or restor3D related to the proposed transaction, (v) and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, and other public filings with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Conformis will be promptly filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Conformis stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORTED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on Conformis’s website at www.conformis.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Conformis, Inc., Investor Relations, 600 Technology Park Drive, Billerica, MA, telephone: (781) 374-5598.

Participants in the Solicitation

Conformis and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Conformis in connection with the proposed transaction. Information regarding Conformis’s directors and executive officers can be found in Conformis’s definitive proxy statement (the “Annual Proxy Statement”) filed with the SEC on March 24, 2023, and in subsequent filings on Form 8-K. Additional information regarding the interests of Conformis’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. To the extent that holdings of Conformis securities have changed since the amounts printed in the Annual Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Conformis as described above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 22, 2023, between Conformis, Inc., restor3d, Inc. and Cona Merger Sub Inc.
99.1	Press Release, dated June, 22, 2023

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: June 23, 2023	By:	/s/ Denise Pedulla
Denise Pedulla
Chief Legal Officer and Corporate Secretary

Exhibit 2.1

 AGREEMENT AND PLAN OF MERGER

among:

CONFORMIS, INC,

a Delaware corporation;

RESTOR3D, INC.,

a Delaware corporation; and

CONA MERGER SUB INC.,

a Delaware corporation

Dated as of June 22, 2023

1

	TABLE OF CONTENTS

Section 1
THE MERGER
1.1	The Merger	1
1.2	Effect of Merger	1
1.3	Closing; Effective Time	2
1.4	Certification of Incorporation and Bylaws; Directors and Officers	2
1.5	Further Action	3

Section 2
EFFECT OF MERGER ON CAPITAL STOCK, EQUITY AWARDS AND WARRANT
2.1	Conversion of Capital Stock	4
2.2	Surrender of Certificates; Stock Transfer Books	5

i

2.3	Dissenters’ Rights	7
2.4	Treatment of Company Equity Awards and Company Warrants	8

Section 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1	Due Organization; Subsidiaries, Etc.	10
3.2	Certification of Incorporation and Bylaws	10
3.3	Capitalization, Etc.	10
3.4	SEC Filings; Financial Statements	13
3.5	Absence of Changes; No Material Adverse Effect	15
3.6	Title to Assets	15
3.7	Real Property	15
3.8	Intellectual Property; Data Breach	16
3.9	Contracts	21
3.10	Material Customers and Suppliers	23
3.11	Liabilities	23
3.12	Compliance with Legal Requirements	24
3.13	Regulatory Matters	24
3.14	Certain Business Practices	27
3.15	Governmental Authorizations	27
3.16	Tax Matters	27

3.17	Employee Matters; Benefit Plans	29
3.18	Environmental Matters	32
3.19	Insurance	32
3.20	Legal Proceedings; Orders	33
3.21	Authority; Binding Nature of Agreement	33
3.22	Anti-Takeover Statutes	34
3.23	Non-Contravention; Consents	34
3.24	Opinion of Financial Advisor	35
3.25	Brokers and Other Advisors	35

Section 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
4.1	Due Organization	35
4.2	Merger Sub	35
4.3	Authority; Binding Nature of Agreement	36

4.4	Non-Contravention; Consents	36
4.5	Information Supplied	37
4.6	Absence of Litigation	37
4.7	Funds	37
4.8	Ownership of Shares	37
4.9	Brokers and Other Advisors	37
4.10	Acknowledgement by Parent and Merger Sub	38

Section 5
CERTAIN COVENANTS OF THE COMPANY
5.1	Access and Investigation	39
5.2	Operation of the Acquired Companies’ Business	40
5.3	Proxy Statement; Stockholders Meeting	44
5.4	No Solicitation	45
5.5	Company Board Recommendation	47

Section 6
ADDITIONAL COVENANTS OF THE PARTIES
6.1	Governmental Filings; Consents and Approvals	49
6.2	Indemnification of Officers and Directors	50

6.3	Stockholder Litigation	52
6.4	Efforts; Third Party Consents	52
6.5	Disclosure	53
6.6	Takeover Laws	53
6.7	Section 16 Matters	53
6.8	Merger Sub Stockholder Consent; Activities of Merger Sub	53
6.9	Resignations	53
6.10	Notices of Certain Events	54
6.11	Stock Exchange Delisting	54
6.12	Other Insurance Matters	54

Section 7
CONDITIONS PRECEDENT TO THE MERGER
7.1	Conditions to Obligations of Each Party	54
7.2	Conditions to the Obligations of Parent and Merger Sub	55
7.3	Conditions to the Obligation of the Company	56

v

Section 8
TERMINATION
8.1	Termination	57
8.2	Effect of Termination	58
8.3	Expenses; Termination Fee	58

Section 9
MISCELLANEOUS PROVISIONS
9.1	Amendment	61
9.2	Waiver	61
9.3	No Survival of Representations and Warranties	61
9.4	Entire Agreement; Counterparts	61
9.5	Governing Law; Jurisdiction; Specific Performance; Waiver of Jury Trial	62
9.6	Assignability	63
9.7	No Third Party Beneficiaries	63
9.8	Transfer Taxes	63
9.9	Notices	63
9.10	Severability	64
9.11	Obligation of Parent	65
9.12	Construction	65

Exhibits

Exhibit A           Certain Definitions
Exhibit B           Directors and Officers of the Surviving Corporation

Exhibit C           Consents

Exhibit D           License Term Sheet

Annexes

Annex I             Form of Certificate of Incorporation of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of June 22, 2023, by and among: restor3d, Inc., a Delaware corporation (“Parent”); Cona Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and Conformis, Inc., a Delaware corporation (the “Company”). Certain terms used in this Agreement are defined in Exhibit A.

RECITALS

(A)        The board of directors of the Company (the “Board of Directors”) has, after due and careful consideration, and in consultation with the Company’s legal and financial advisors, unanimously (i) determined that this Agreement and the Transactions, including the merger of Merger Sub with and into the Company (the “Merger”), are fair to, and in the best interest of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions set forth in this Agreement, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and to include such recommendation in the Proxy Statement, in each case, in accordance with the DGCL.

(B)         The boards of directors of Parent and Merger Sub have each approved and declared advisable this Agreement and, upon the terms and subject to the conditions of this Agreement, the Transactions.

(C)         Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth herein and to prescribe conditions to the Merger as set forth herein.

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

Section 1

THE MERGER

1            The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company will continue as the surviving corporation (the “Surviving Corporation”).

2            Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities, duties, obligations, and restrictions of the Company and Merger Sub shall become the debts, liabilities, duties, obligations, and restrictions of the Surviving Corporation.

3            Closing; Effective Time.

(a)             Unless this Agreement shall have been terminated pursuant to Section 8, and unless otherwise mutually agreed in writing among the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place remotely by the electronic exchange of documents and signatures as soon as practicable (but in any event within two (2) business days) after the satisfaction or, to the extent permitted, waiver of all conditions to the Merger set forth in Section 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of such conditions). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)            Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company and Merger Sub shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective upon the date and time of the filing of that certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the certificate of merger (the date and time at which the Merger becomes effective being referred to herein as the “Effective Time”).

4            Certificate of Incorporation and Bylaws; Directors and Officers.

(a)             As of the Effective Time, the certificate of incorporation of the Surviving Corporation shall, by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex I and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 6.3(b).

(b)            As of the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation) and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 6.3(b).

(c)             From and after the Effective Time, the directors and officers of Merger Sub, in each case, immediately prior to the Effective Time, shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the terms set forth in the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, appointed, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

5            Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Section 2

EFFECT OF MERGER ON CAPITAL STOCK, EQUITY AWARDS AND WARRANTS

1            Conversion of Capital Stock.

(a)           At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i)          any Shares held immediately prior to the Effective Time by the Company (or held in the Company’s treasury) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii)         any Shares held immediately prior to the Effective Time by any direct or indirect wholly owned Subsidiary of the Company, Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)        except as provided in clauses (i) and (ii) above, each Share outstanding immediately prior to the Effective Time (other than any Dissenting Shares (which shall have only those rights set forth in Section 2.3) or Company RSUs (which shall only have those rights set forth in Section 2.4(b)) shall be converted into the right to receive $2.27 in cash (the “Merger Consideration”), without any interest thereon and subject to any withholding of Taxes in accordance with Section 2.2(e); from and after the Effective Time, each applicable holder of such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of such Shares in accordance with Section 2.2; and

(iv)        each share of the common stock, par value $0.01 per share, of Merger Sub then outstanding shall be converted into one (1) share of common stock of the Surviving Corporation and shall constitute the only outstanding share of common stock of the Surviving Corporation.

(b)           If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, combination, exchange or other similar transaction, then the Merger Consideration shall be appropriately adjusted, without duplication; provided that nothing in this Section 2.1(b) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

2            Surrender of Certificates; Stock Transfer Books.

(a)            Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Merger Consideration to which such holders of Shares shall become entitled pursuant to the terms of this Agreement. The agreement pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. At or promptly following the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.1 (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration pursuant to Section 2.1. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided that such investments shall be in (i) obligations of or guaranteed by the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, (iv) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition, or (v) a combination of the foregoing, and, in any such case, no such instrument shall have a maturity exceeding three (3) months; provided further that in no event shall such investments affect receipt of the Merger Consideration by former holders of record of Shares or otherwise impair such holders’ rights hereunder, and to the extent there are any losses with respect to any investments of the Payment Fund, or the Payment Fund diminishes for any reason below the level required to promptly pay the Merger Consideration to all former holders of record of Shares, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such payments. Any interest or other income resulting from such investments shall be paid to Parent or its designee, upon demand.

(b)            Promptly (but in no event later than three (3) business days) after the Effective Time, the Surviving Corporation shall cause to be delivered to each Person who was, immediately prior to the Effective Time, a holder of record of Shares represented by a certificate evidencing such Shares (the “Certificates”), or a holder of record of Book-Entry Shares, that, in either case, were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a form of letter of transmittal, which shall be in reasonable and customary form and shall specify that delivery shall be effected (and risk of loss and title to the Certificates shall pass) only upon (A) in the case of the Certificates, proper delivery of the Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.2(f), if applicable) to the Paying Agent, or (B) in the case of Book-Entry Shares, receipt by the Paying Agent of a customary agent’s message (or such other evidence, if any, as the Paying Agent may reasonably request) with respect to such Book-Entry Shares, and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration. Upon the later to occur of (x) the Effective Time or (y) the surrender to the Paying Agent of Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.2(f), if applicable) or Book-Entry Shares, together with such letter of transmittal in the case of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to the instructions provided by the Paying Agent, the holder of the Shares that were represented by such Certificates or Book-Entry Shares as of immediately prior to the Effective Time shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of each Share formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates or Book-Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration with respect to Shares evidenced by a Certificate is to be made to a Person other than the Person in whose name the surrendered Certificate formerly evidencing the Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Shares formerly represented by the Certificate surrendered, or shall have established to the reasonable satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for the transfer and other similar Taxes described in this Section 2.2(b) under any circumstance. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

(c)             At any time following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Payment Fund that has not then been disbursed to holders of Shares that were represented by Certificates or Book-Entry Shares as of immediately prior to the Effective Time (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Shares that were represented by Certificates or Book-Entry Shares as of immediately prior to the Effective Time for the Merger Consideration delivered in respect of such Certificates or Book-Entry Shares to a Governmental Body pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by holders of Shares that were represented by Certificates or Book-Entry Shares as of immediately prior to the Effective Time three (3) years after the Effective Time (or immediately prior to such earlier date on which the aggregate Merger Consideration or such cash would otherwise escheat to or become the property of a Governmental Body) shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(d)            At the Effective Time, the stock transfer books of the Company with respect to the Shares outstanding prior to the Effective Time shall be closed and thereafter there shall be no further registration of transfers of such Shares on the records of the Company. The cash paid in accordance with the terms of this Section 2 in respect of the Shares shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such Shares (subject to Section 262 of the DGCL). From and after the Effective Time, all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration (subject to Section 262 of the DGCL) into which the Shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement, in each case without interest or duplication. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(e)             Each of the Company, the Surviving Corporation, Parent and Merger Sub shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from the Merger Consideration payable to any holder of Shares, the consideration payable to any holder of Company Equity Awards or any other consideration otherwise payable pursuant to this Agreement such amounts as it is required by any applicable Legal Requirement to deduct and withhold therefrom with respect to Taxes. Each such payor shall use commercially reasonable efforts to reduce or eliminate any such withholding (other than any compensatory withholding), including by requesting any necessary Tax forms (including IRS Form W-9 or appropriate series of IRS Form W-8, as applicable) or any similar information. Each such payor shall take all action that may be necessary to ensure that any such amounts so withheld are promptly and properly remitted to the appropriate Governmental Body. To the extent that amounts are so withheld and properly remitted to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, holder of Company Equity Awards or other recipient of consideration hereunder in respect of which such deduction and withholding was made.

(f)              If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Shares formerly represented by that Certificate, or by a representative of that holder, claiming that Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct (which shall not exceed the Merger Consideration payable with respect to such Certificate), as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 2.2(e)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Section 2.

3            Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time that are held by holders who did not vote in favor of the adoption of this Agreement (or consent thereto in writing), are entitled to appraisal rights under Section 262 of the DGCL (“Dissenters’ Rights”), have properly exercised and perfected their respective demands for appraisal of such Shares and have complied in all respects with Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive Merger Consideration, but shall, by virtue of the Merger, be automatically cancelled and each holder (and, as the case may be, each beneficial owner) of Dissenting Shares shall be entitled only to such consideration as shall be determined to be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL; provided that if any such holder (or, as the case may be, beneficial owner) shall have failed to perfect or shall have effectively withdrawn or lost such holder’s (or beneficial owner’s) right to appraisal and payment under the DGCL, such holder’s (or beneficial owner’s) Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 2.2(e)), and such Shares shall be deemed not to be Dissenting Shares. The Company shall give prompt notice to Parent of any demands received by the Company (and any withdrawals of such demands) prior to the Effective Time for appraisal of any Shares pursuant to Section 262 of the DGCL. Parent shall have the right to direct and participate in all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Parent, settle or offer to settle, or make any payment with respect to, any such demands, or agree or commit to do any of the foregoing. Notwithstanding the foregoing, prior to the Effective Time, Parent shall not, without the prior written consent of the Company, require the Company to make any payment with respect to any such demands or settle or offer to settle any such demands. Solely for the purposes of this Section 2.3, the term “beneficial owner” shall have the meaning given to such term in Section 262(a) of the DGCL.

4            Treatment of Company Equity Awards and Company Warrants.

(a)             No later than five (5) business days prior to the Closing Date, the Company shall provide written notice to each holder of a Company Option and Inducement Option (each, an “Optionholder” that is outstanding and unexercised as of immediately prior to the Effective Time providing that (i) by virtue of the Merger and without any further action on the part of the Company, Parent or Merger Sub, each Company Option and Inducement Option shall become fully vested and immediately exercisable, and (ii) each Optionholder shall have an opportunity to exercise his or her Company Options and Inducement Options, as applicable, no later than two (2) business days prior to the Closing Date (the “Final Exercise Date”). As of the end of the Final Exercise Date, all Company Options and Inducement Options shall no longer be outstanding and shall, to the extent unexercised, automatically be cancelled and shall cease to exist, and each applicable Optionholder shall cease to have any rights with respect to the Company Options and Inducement Options, as applicable.

(b)            Immediately prior to the Effective Time, each Company RSU and Inducement RSU that is outstanding as of immediately prior to the Effective Time, shall, by virtue of the Merger and without any further action on the part of the Company, Parent or Merger Sub, (i) be exchanged for the right to receive a cash payment (the “RSU Cash Payment”) equal to the product of (A) the Merger Consideration multiplied by (B) the number of Shares subject to such Company RSU or Inducement RSU, as applicable, immediately prior to the Effective Time, and (ii) no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Company RSU or Inducement RSU, as applicable, shall cease to have any rights with respect thereto, except the right to receive the RSU Cash Payment, if any, in accordance with this Section 2.4(b).

(c)             Immediately prior to the Effective Time, each Company Restricted Share that is outstanding as of immediately prior to the Effective Time, shall, by virtue of the Merger and without any further action on the part of the Company, Parent or Merger Sub, (i) vest in full and become free of restrictions and exchange for the right to receive a cash payment equal to the product of (A) the Merger Consideration multiplied by (B) the number of Shares subject to such Company Restricted Share (the “Restricted Share Payment”), and (ii) no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Company Restricted Share shall cease to have any rights with respect thereto, except the right to receive the Restricted Share Payment, if any, in accordance with this Section 2.4(c).

(d)            Immediately prior to the Effective Time, each Company Warrant that is outstanding and unexercised as of immediately prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of the Company, Parent or Merger Sub, (i) become immediately exercisable, (ii) be exchanged for the right to receive a cash payment (the “Warrant Cash Payment”) equal to the product of (A) the amount (if any) by which the Merger Consideration exceeds the per share exercise price under such Company Warrant, multiplied by (B) the number of Shares into which such Company Warrant would have been exercisable (after giving effect to clause (i) of this Section 2.4(c)), and (iii) no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Company Warrant shall cease to have any rights with respect thereto, except the right to receive the Warrant Cash Payment, if any, in accordance with this Section 2.4(c); provided that, for the avoidance of doubt, if the per share exercise price under such Company Warrant equals or exceeds the Merger Consideration, then such Company Warrant shall be terminated at the Effective Time and the holder thereof shall not be entitled to any payment in respect thereof.

(e)            Prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations or resolutions of the Board of Directors or a committee thereof) that it determines to be reasonably appropriate or necessary (including under the Company Equity Plans and award agreements pursuant to which Company Equity Awards are outstanding or otherwise) to effectuate the treatment of the Company Equity Awards and the Company Warrants described in Section 2.4(a), Section 2.4(b), Section 2.4(c) and Section 2.4(d).

Section 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except (a) as disclosed in the Company SEC Documents filed with or furnished to the SEC since January 1, 2022, and publicly available at least two (2) business days prior to the date of this Agreement (excluding any disclosures contained in any part of such Company SEC Documents entitled “Risk Factors” or disclosures of risks set forth in any “Forward-Looking Statements” disclaimer, in each case that are cautionary, non-specific or predictive in nature; it being understood that any factual information contained within such disclosures shall not be excluded), or (b) as set forth in the Company Disclosure Letter (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Section 3, it being understood that each representation and warranty contained in this Section 3 is qualified by (i) any exceptions or disclosures set forth in the section of the Company Disclosure Letter corresponding to the section of this Section 3 that contains such representation or warranty, and (ii) any exception or disclosure set forth in any other section of the Company Disclosure Letter to the extent it is reasonably apparent on the face of such exception or disclosure that it applies to such representation and warranty); provided that clause (a) shall not apply to the representations and warranties set forth in Sections 3.1 (Due Organization; Subsidiaries, Etc.), 3.2 (Certificate of Incorporation and Bylaws), 3.3 (Capitalization, Etc.), 3.21 (Authority; Binding Nature of Agreement), 3.22 (Anti-Takeover Statutes), 3.23 (Non-Contravention; Consents), 3.24 (Opinion of Financial Advisor) and 3.25 (Brokers and Other Advisors) or any representation and warranty that calls for a list of responsive items:

1            Due Organization; Subsidiaries, Etc.

(a)             The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the other Acquired Companies is an Entity duly organized, validly existing and in good standing (to the extent a concept of “good standing” is applicable) under the laws of the jurisdiction in which it is organized, except where any failure to be so organized or existing or in good standing does not constitute, and would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. Each Acquired Company is qualified or licensed to do business as a foreign corporation, and is in good standing (to the extent a concept of “good standing” is applicable), in each jurisdiction where the nature of its business requires such qualification or licensing where the failure to have such power or authority, or to be so qualified or licensed or in good standing, does not constitute, and would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

(b)            Each Acquired Company has all corporate or other organizational power and authority required to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Section 3.1(b) of the Company Disclosure Letter identifies each of the Subsidiaries of the Company (the Company and such Subsidiaries, collectively, the “Acquired Companies”, and each individually, an “Acquired Company”) and its place of organization. Each of the Acquired Companies (other than the Company) is wholly owned by the Company, directly or indirectly.

(c)             No Acquired Company owns, directly or indirectly, any capital stock or other equity interests of, or any subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire, or other securities convertible into or exchangeable or exercisable for, capital stock or other equity interests of, any Entity, other than an Acquired Company. The equity ownership of the Acquired Companies is free and clear of any Encumbrance except for such Encumbrances of general applicability as may be provided under the Securities Act or other applicable securities Encumbrances arising under the Credit Agreement.

2            Certificate of Incorporation and Bylaws. The Company has delivered or made available to Parent or Parent’s Representatives (or has publicly made available in EDGAR) accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each Acquired Company, including all amendments thereto, as in effect on the date hereof.

3            Capitalization, Etc.

(a)             The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Company Common Stock (each, a “Share”), of which 7,878,332 Shares had been issued and were outstanding as of the close of business on June 22, 2023 (the “Capitalization Date”); and (ii) 5,000,000 shares of Company Preferred Stock, of which no shares had been issued and were outstanding as of the close of business on the Capitalization Date. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable, and not subject to any pre-emptive rights. As of the Capitalization Date, no Shares were issued and held by the Company in its treasury and no Shares were issued and held by any Subsidiary of the Company.

(b)            Except as set forth in the certificate of incorporation, bylaws or other charter or organizational documents of any Acquired Company, (i) none of the outstanding shares of capital stock of any Acquired Company are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of capital stock of any Acquired Company are subject to any right of first refusal in favor of such Acquired Company; (iii) there are no outstanding bonds, debentures, notes or other Indebtedness of any Acquired Company having a right to vote on any matters on which the stockholders of such Acquired Company have a right to vote; (iv) no Acquired Company is party to any Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of such Acquired Company; and (v) no Acquired Company is under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of such Acquired Company. The Company Common Stock constitutes the only outstanding class of securities of the Company registered under the Securities Act.

(c)             As of the close of business on the Capitalization Date: (i) 131,056 Shares were subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plans (all of which Company Options have a per share exercise price greater than the Merger Consideration), (ii) 45,832 Shares were subject to issuance pursuant to Company RSUs granted and outstanding under the Company Equity Plans (all of which Company RSUs are performance-vesting restricted stock units), (iii) 430,068 Shares were subject to issuance pursuant to Company Restricted Shares granted and outstanding under the Company Equity Plans (which amount is included in the 7,878,332 Shares referenced in Section 3.3(a)), (iv) 40,000 Shares were subject to issuance pursuant to Inducement Options (all of which Inducement Options have a per share exercise price greater than the Merger Consideration), (v) 33,450 Shares were subject to issuance pursuant to Inducement RSUs, and (vi) 836 Shares were subject to issuance pursuant to Company Warrants. Since the Capitalization Date and through the date hereof, no Company Equity Awards have been granted and no additional shares of Company Common Stock have become subject to issuance under the Company Equity Plans or pursuant to inducement grants under Nasdaq Stock Market Rule 5635(c)(4). Since the Capitalization Date and through the date hereof, no Company Warrants have been issued.

(d)            Section 3.3(c) of the Company Disclosure Letter sets forth as of the Capitalization Date a list of each outstanding Company Equity Award and: (i) the name of the holder of such Company Equity Award; (ii) the number of shares of Company Common Stock subject to such outstanding Company Equity Award; (iii) the Company Equity Plan under which such Company Equity Award was granted (or whether such Company Equity Award was granted as an inducement grant under Nasdaq Stock Market Rule 5635(c)(4)); (iv) if applicable, the exercise price, purchase price, or similar pricing of such Company Equity Award; (v) the date on which such Company Equity Award was granted or issued; (vi) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof; and (vii) with respect to Company Options, the date on which such Company Option expires.

(e)             Section 3.3(c) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding Company Warrant and: (i) the name of the holder of such Company Warrant; (ii) the number of shares of Company Common Stock subject to such outstanding Company Warrant; (iii) the exercise price, purchase price, or similar pricing of such Company Warrant; (iv) the date on which such Company Warrant was granted or issued; and (v) the date on which such Company Warrant expires. All shares of Company Common Stock subject to issuance under the Company Equity Plans or pursuant to a Company Warrant, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

(f)              Except as set forth in this Section 3.3 (and except for (x) Company Warrants and Company Equity Awards that were outstanding as of the close of business on the Capitalization Date and currently remain outstanding and (y) Shares issued following the Capitalization Date upon the exercise of Company Options, Inducement Options or Company Warrants or the vesting of Company RSUs, Inducement RSUs or Company Restricted Shares), as of the date of this Agreement, there are no: (i) outstanding shares of capital stock or other outstanding equity interests or voting securities of the Company; (ii) outstanding subscriptions, options, warrants or rights (whether or not currently exercisable) to acquire, or outstanding restricted stock units, stock-based performance units, stock appreciation rights, phantom stock rights, profit participation rights or other similar rights that are linked to (or the value of which is in any way based on or derived from the value of), any shares of capital stock or other equity interests or voting securities of the Company, in each case other than derivative securities not issued by an Acquired Company; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of capital stock or other equity interests or voting securities of the Company; or (iv) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other equity interests or voting securities.

(g)             The Company owns beneficially and of record all of the outstanding shares of capital stock of each of its Subsidiaries, free and clear of all Encumbrances and transfer restrictions (except for (x) Permitted Encumbrances and (y) Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities laws), and (i) all such outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and (ii) there are no other outstanding equity interests or voting securities of any such Subsidiary. As of the date of this Agreement, there are no outstanding (A) subscriptions, options, warrants, or rights, (B) convertible or exchangeable securities, instruments, bonds, debentures, notes or obligations or (C) Contracts, in each case, under which any Acquired Company is or may become obligated to sell or otherwise issue any shares of capital stock or other equity interests or voting securities of any Subsidiary of the Company.

(h)             Each Company Option and Inducement Option (i) was granted in compliance with all applicable Legal Requirements and all of the terms and conditions of the Company Equity Plan pursuant to which it was issued (or, for Inducement Options, the Nasdaq Stock Market Rule 5635(c)(4)), (ii) has an exercise price per Share equal to or greater than the fair market value of a Share on the date of such grant, (iii) has a grant date identical to the date on which the Board of Directors or compensation committee thereof actually awarded such Company Option or Inducement Option, as applicable, and (iv) qualifies for the Tax and accounting treatment afforded to such Company Option or Inducement Option in the Company’s Tax Returns and the Company SEC Documents, respectively.

4            SEC Filings; Financial Statements.

(a)            Except as set forth on Section 3.4(a) of the Company Disclosure Letter, since January 1, 2022, the Company has filed or furnished, as applicable, on a timely basis all reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act or the Securities Act (as supplemented, modified or amended since the time of filing, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the Securities Act) or filing dates (in the case of all other Company SEC Documents), or, if amended or modified prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment or modification, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and any rules and regulations promulgated thereunder applicable to those Company SEC Documents, and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)            The consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) have been prepared in a manner consistent with the books and records of the Company and its consolidated Subsidiaries; (iii) were prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) applied in all material respects on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act); and (iv) fairly presented, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of the unaudited financial statements, to the absence of notes and to normal and recurring year-end adjustments).

(c)           The Company has established and maintains “disclosure controls and procedures” and a system of “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, as applicable, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries, as applicable, are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s or any of its Subsidiaries’, as applicable, assets that could have a material effect on its financial statements. To the knowledge of the Company, since January 1, 2018, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (A) any significant deficiencies or material weakness in the design or operation of the internal control over financial reporting utilized by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (B) any fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting.

(d)           No Acquired Company is a party to, nor does any Acquired Company have any obligation or other commitment to become a party to, any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Acquired Companies in the Company SEC Documents.

(e)           As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, (i) none of the Company SEC Documents is the subject of ongoing SEC review, and (ii) there are no inquiries or investigations by the SEC or any internal investigations pending or threatened in writing, in each case regarding any accounting practices of the Company.

(f)            The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq.

(g)           The Company is in compliance, in all material respects, with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

(h)           The proxy statement relating to the Stockholders Meeting to be filed by the Company with the SEC, and any amendments or supplements thereto (such proxy statement, including any such amendments or supplements thereto, the “Proxy Statement”), will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement, at the time of the filing of such Proxy Statement with the SEC, at the time such Proxy Statement is first mailed to the Company’s stockholders and at the time of the Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, the Company makes no representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

5            Absence of Changes; No Material Adverse Effect. Except as expressly contemplated by this Agreement, from December 31, 2022 through the date of this Agreement:

(a)           except for discussions, negotiations and activities related to this Agreement, the Transactions or other potential strategic transactions or alternatives, (i) the Acquired Companies have operated in all material respects in the ordinary course of business consistent with past practice and (ii) other than with respect to Section 5.2(b)(xii), there has not been or occurred any event, condition, action or effect that, if taken during the period from the date hereof through the Effective Time, would constitute a breach of Section 5.2(b); and

(b)           no Material Adverse Effect has occurred.

6            Title to Assets. Except as would not reasonably be expected to, individually or in the aggregate, constitute a Material Adverse Effect, each Acquired Company has good and valid title to, or valid leasehold interests in or valid rights under contract to use, all assets (excluding Intellectual Property Rights, which are addressed by Section 3.8) owned, leased or used by it, free and clear of any Encumbrances (other than Permitted Encumbrances).

7            Real Property.

(a)           The Acquired Companies do not own any real property.

(b)           Section 3.7(b) of the Company Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto). The Acquired Companies hold valid and existing leasehold interests in the real property that is leased or subleased by the Acquired Companies from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances. The Company has delivered to Parent a true and complete copy of each Lease. No Acquired Company is in breach or default under any Lease related to the Leased Real Property and nor has any Acquired Company received any written notice regarding any breach or default by any Acquired Company under any Lease related to the Leased Real Property, except for breaches or defaults that have been cured. No Acquired Company has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has any Acquired Company subleased, licensed, or otherwise granted any Person (other than another wholly owned Subsidiary of the Company) a right to use or occupy such Leased Real Property or any portion thereof. The Leased Real Property is (i) in good condition and repair and (ii) is being maintained by the applicable Acquired Company in accordance with the terms of the respective Lease.

8            Intellectual Property; Data Breach.

(a)             The Acquired Companies own and possess all right, title and interest in and to, or have the right to use pursuant to a valid and enforceable agreement, all Company IP, free and clear of all Encumbrances other than Permitted Encumbrances. Notwithstanding anything to the contrary in this Section 3.8(a), the representations and warranties in this Section 3.8(a) shall not be construed to be representations or warranties with respect to infringement of Intellectual Property Rights.

(b)            As of the date of this Agreement, Section 3.8(b)(i) of the Company Disclosure Letter identifies (i) the name of the applicant or registrant and current owner, (ii) the jurisdiction of application or registration and (iii) the application or registration number, in each case, for each item of Registered IP owned (or purported to be owned) by any Acquired Company and for each item of material Registered IP exclusively licensed to any Acquired Company. As of the date of this Agreement, Section 3.8(b)(ii) of the Company Disclosure Letter identifies all material unregistered Company IP for which the Company has filed a pending application for registration. With respect to the Registered IP owned (or purported to be owned) by any Acquired Company, (A) such Registered IP is valid, subsisting and enforceable in all material respects, and (B) the Acquired Companies have paid when due all necessary registration, maintenance and renewal fees and filed all necessary renewals, statements and certifications for the purpose of maintaining such Registered IP, except, in the case of the foregoing clause (B), where the failure to pay such fees or file such renewals, statements or certifications, would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect. Except as set forth on Section 3.8(b)(iii) of the Company Disclosure Letter, as of the date of this Agreement, no interference, opposition, reissue, reexamination or other proceeding of any nature (other than routine examination proceedings with respect to pending applications) is pending or, to the knowledge of the Company, threatened in writing against any Acquired Company, in which the scope, validity, enforceability or ownership of any Registered IP listed on Section 3.8(b)(i) of the Company Disclosure Letter is being or has been contested or challenged.

(c)             Each of the Patents listed on Section 3.8(b)(i) of the Company Disclosure Letter that are owned (or purported to be owned) by an Acquired Company (solely or by co-ownership) properly identifies by name each and every inventor of the inventions claimed therein as determined in accordance with the Legal Requirements of the jurisdiction in which such Patent is issued or pending.

(d)           Each Company Associate who is or was engaged in the creation or development of any Registered IP or material Company IP owned (or purported to be owned) by any Acquired Company has signed a valid and enforceable agreement containing a present-tense assignment of Intellectual Property Rights to an Acquired Company. No Company Associate or other Representative of any Acquired Company owns or, to the knowledge of the Company, claims any rights (nor, to the knowledge of the Company, has any of them made application for) any Company IP.

(e)           No funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution is being or has been used to create, in whole or in part, Intellectual Property Rights owned (or purported to be owned) by the Acquired Companies, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership rights to such Intellectual Property Rights.

(f)            The Acquired Companies have entered into confidentiality and nondisclosure agreements with all Company Associates and any other Person with access to any material Trade Secrets of the Acquired Companies to protect the confidentiality and value of such material Trade Secrets, and, to the knowledge of the Company, there has not been any breach by any of the foregoing of any such agreement. The Acquired Companies have taken commercially reasonable security and other measures to protect and maintain the secrecy and confidentiality of all Trade Secrets and Intellectual Property Rights owned (or purported to be owned) by any Acquired Company.

(g)           As of the date of this Agreement, Section 3.8(g) of the Company Disclosure Letter sets forth (i) each license agreement pursuant to which an Acquired Company is granted a license, covenant not to sue under, immunity from suit with respect to or other equivalent rights to any Intellectual Property Right that is owned by a Person other than an Acquired Company and is material to the business of the Acquired Companies as currently conducted, excluding (A) any material transfer agreement governing the provision of materials for research purposes, (B) any clinical trial agreement, nondisclosure agreement, commercially available software-as-a-service offering or off-the-shelf software license, and (C) any agreement where the only licenses to or rights in Intellectual Property Rights granted to any Acquired Company are non-exclusive licenses or rights granted solely for the purpose of enabling such Acquired Company’s (or any other Acquired Company’s) use or exploitation of the services or deliverables provided to such Acquired Company (or any other Acquired Company) pursuant to such agreement, in each case of clauses (A) through (C), that are entered into in the ordinary course of business consistent with past practice and which are not otherwise material (each license agreement covered by this clause (i), an “In-bound License”), and (ii) each license agreement pursuant to which an Acquired Company grants to any Person (other than an Acquired Company) a license, covenant not to sue under, immunity from suit with respect to or other equivalent rights to any Intellectual Property Right owned (or purported to be owned) by an Acquired Company, excluding (x) any material transfer agreement governing the provision of materials for research purposes, (y) any clinical trial agreement or nondisclosure agreement, and (z) any agreement granting non-exclusive licenses or rights where such non-exclusive licenses or rights are granted solely for the purpose of providing services or conducting activities within the scope of such agreement, in each case of clauses (x) through (z), that are entered into in the ordinary course of business consistent with past practice and which are not otherwise material (each license agreement covered by this clause (ii), an “Out-bound License”).

(h)             To the knowledge of the Company, the operation of the Acquired Companies’ business as currently conducted (and as conducted in the preceding five (5) years) does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property Rights of any other Person nor does the operation of the Acquired Companies’ business constitute unfair competition or deceptive or unfair trade practices. Except as set forth on Section 3.8(h) of the Company Disclosure Letter, to the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Intellectual Property Rights owned (or purported to be owned) by or licensed to any Acquired Company. Except as set forth on Section 3.8(h) of the Company Disclosure Letter, as of the date of this Agreement, no Legal Proceeding is pending (or, to the knowledge of the Company, threatened) (i) against any Acquired Company alleging that (A) the operation of the Acquired Companies’ business as currently conducted (or as conducted in the preceding five (5) years) infringes, misappropriates or otherwise violates any Intellectual Property Rights of another Person or (B) any Acquired Company is required to pay any royalty, license fee, charge or other amount with regard to any Intellectual Property Rights, or (ii) by any Acquired Company alleging that another Person is infringing, misappropriating or otherwise violating any Intellectual Property Rights owned (or purported to be owned) by or licensed to any Acquired Company. To the knowledge of the Company, there has have been no piracy or other unauthorized use of the Products or breaches of or failures in the security systems or measures that have resulted in a theft of the Products, or any unlicensed release of any Company Source Code. Except as set forth on Section 3.8(h) of the Company Disclosure Letter, from January 1, 2020 to the date of this Agreement, no Acquired Company has received any written notice or other written communication alleging that the operation of the Acquired Companies’ business as currently conducted (or as conducted in the preceding five (5) years) infringes, misappropriates or otherwise violates any Intellectual Property Rights of another Person.

(i)               Except as set forth on Section 3.8(i) of the Company Disclosure Letter, none of the Intellectual Property Rights owned (or purported to be owned) by any Acquired Company, and, to the knowledge of the Company, none of the Intellectual Property Rights licensed to any Acquired Company, is subject to any pending or outstanding Order that restricts in any material respect the use, transfer, registration or licensing of any such Intellectual Property Rights by an Acquired Company, or otherwise affects in any material respect the validity or enforceability of any such Intellectual Property Rights.

(j)              The consummation of the Transactions will not result in the loss or impairment of the Acquired Companies’ ownership of or right to use (as applicable) any Company IP.

(k)           The Company has made available a complete and accurate list of all Open Source Materials used or made available in connection with the Products, including Open Source Materials incorporated into any Product, or with which any Product is distributed, made available or accessible to others. No Product or any other Company Source Code or software owned, distributed or made available by any Acquired Company contains, is distributed or made available with, or is derived from Open Source Materials that is licensed under any terms that: (i) impose a requirement or condition that an Acquired Company grant a license under or refrain from asserting or enforcing any of its Patent rights, or that any software owned or licensed to an Acquired Company or part thereof be (A) disclosed, distributed or made available in source code form, (B) licensed for making modifications or derivative works or (C) redistributable at no or nominal charge; or (ii) impose any other material limitation, restriction or condition on the right or ability of any Acquired Company to use, distribute or make available any software owned or licensed to such Acquired Company. The Acquired Companies are not in breach of any of the terms of any license to any Open Source Materials. The Acquired Companies have not contributed or permitted the contribution of any software to the open source community or made or licensed or permitted the making or licensing of any software pursuant to any Open Source Materials license.

(l)            The Acquired Companies have not granted, directly or indirectly, any current or contingent rights, licenses or interests in or to any Company Source Code. The Acquired Companies have not provided or disclosed any Company Source Code to any Person that was not, at the time of such provision or disclosure, a current Company Associate whose access to such Company Source Code was limited to the sole purpose of performing services for or on behalf of any Acquired Company. The Company Source Code contains annotations and programmer’s comments and otherwise has been documented in a manner that is reasonably consistent with the highest industry standard practice with respect to similar software, including being sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze and interpret program logic, correct errors and improve, enhance, modify and support the software. All hardware, software, content or other technology or materials owned or purported to be owned by any Acquired Company or used in any Products was created, invented or generated by natural persons (and not by any artificial intelligence enabled-software or technology). The Acquired Companies have implemented and maintained reasonable and appropriate protocols and safeguards to monitor and control any and all use of artificial intelligence enabled-software by or on behalf of the Acquired Companies. The Acquired Companies have not entered into any escrow agreement with respect to the Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, require the disclosure or delivery by any Acquired Company (or any other Person acting on behalf of such Acquired Company) to any other Person of any Company Source Code. Neither the execution of this Agreement nor the consummation of the Transactions, in and of itself, would reasonably be expected to result in the delivery of, or any obligation to deliver, any Company Source Code to another Person, including the release of any Company Source Code from an escrow agent.

(m)          No Product nor any IT System contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware”, “malware” or “adware” (as such terms are commonly understood in the software industry), or any other code having, or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or with which such code interoperates, communicates or transacts; or (ii) compromising the privacy or data security of a user, system or software, or accessing modifying, damaging or destroying any data, file, software or system without the user’s knowledge or consent (collectively, “Malicious Code”). The Acquired Companies have adopted and enforce a written policy consistent with the highest industry standards to ensure that its business and IT Systems are free of Malicious Code, and to ensure the prompt identification, removal and remediation of any Malicious Code. The Acquired Companies have taken all reasonable measures to preserve and maintain the performance, security and integrity of the Products and IT Systems, and all software, information, data, content or Intellectual Property Rights stored thereon.

(n)           To the knowledge of the Company, in the six (6) years immediately preceding the date of this Agreement, (i) there has been no unauthorized access to or other security breach of any IT System, and (ii) there has been no unauthorized access to, or unauthorized disclosure or theft of, any Personal Information or Company Data in the possession or control of any Acquired Company, in each case of the foregoing clauses (i) and (ii), in any material respect. The Company has obtained and possesses valid licenses to use the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Acquired Companies’ business.

(o)           The Acquired Companies are in compliance in all material respects with, and have at all times complied in all material respects with, all Privacy Laws in the operation of the Acquired Companies’ business. The Acquired Companies materially follow its posted Privacy Policies regarding the Processing of Personal Information in connection with the operation of the Acquired Companies’ business. The Acquired Companies have at all times made all required disclosures to, and obtained any required consents from, users, customers, employees, contractors, Governmental Bodies and other applicable Persons as required by applicable Privacy Laws. Neither the execution, delivery, or performance of this Agreement nor the consummation of any of the Transactions will violate any Privacy Law or Privacy Policy.

(p)           To the knowledge of the Company, no Person has gained unauthorized access to, acquired, or engaged in unauthorized Processing of (i) any Personal Information or Company Data held by or on behalf of the Company, or (ii) any databases, computers, servers, storage media (e.g., backup tapes), network devices, or other devices or systems that processes Personal Information or Company Data related to the Acquired Companies’ business and owned or maintained by the Acquired Companies, their customers, subcontractors or vendors, or any other Persons on their behalf (a “Security Breach”) and the Acquired Companies have no reason to reasonably suspect a Security Breach has occurred. The Acquired Company have at all times in the past used commercially reasonable controls, technologies, processes, and practices to detect, identify and remediate Security Breaches.

(q)           The Acquired Companies have at all times maintained in place in connection with the Acquired Companies’ business commercially reasonable security measures, controls, technologies, polices and safeguards sufficient to comply with applicable Privacy Laws and Contracts and requires the same of all vendors that Process Personal Information or Company Data on its behalf. The Acquired Companies (including its subcontractors) maintain disaster recovery and business continuity plans, procedures and facilities in connection with the Acquired Companies’ business that are commercially reasonable and that satisfy the Acquired Companies’ contractual and legal obligations.

(r)            None of the Acquired Companies have been subject to or received any notice of any audit, investigation, complaint, or other Legal Proceeding by any Governmental Body or other Person concerning such Acquired Company’s collection, use, Processing, storage, transfer, or protection of Personal Information or Company Data or actual, alleged, or suspected violation of any applicable Legal Requirement concerning privacy, data security, or data breach notification, and to the knowledge of the Company, there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Proceeding.

9            Contracts.

(a)            Section 3.9(a) of the Company Disclosure Letter identifies each Contract to which any Acquired Company is a party or by which any Acquired Company is bound that constitutes a Specified Contract as of the date of this Agreement. For purposes of this Agreement, each of the following Contracts to which any Acquired Company is a party or by which any Acquired Company is bound as of the date of this Agreement (excluding Employee Plans) shall constitute a “Specified Contract”:

(i)         any Contract that is a settlement, conciliation or similar agreement with any Governmental Body (A) pursuant to which an Acquired Company will be required after the date of this Agreement to pay any material monetary obligations or (B) that contains material obligations with respect to, or material limitations on, an Acquired Company’s conduct that such Acquired Company will be required to comply with after the date of this Agreement (other than customary confidentiality obligations);

(ii)        any Contract materially limiting the freedom or right of any Acquired Company to (A) engage in any line of business or (B) compete with or solicit any other Person in any location or line of business (other than non-solicitation obligations with respect to the solicitation of non-Acquired Company employees that are not material to the Company and its business as currently conducted);

(iii)       any Contract that requires or is reasonably expected to require, by its terms, the payment or delivery of cash or other consideration by or to any Acquired Company in an amount in excess of $250,000 in the fiscal year ending December 31, 2023 or in any individual fiscal year thereafter and that cannot be canceled by such Acquired Company without penalty or further payment on ninety (90) days’ (or fewer) notice;

(iv)       any Contract relating to Indebtedness in excess of $250,000 (whether incurred, assumed, guaranteed or secured by any asset) of any Acquired Company;

(v)        any Contract with any Person constituting a joint venture, strategic alliance or similar profit sharing arrangement;

(vi)       any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of an Acquired Company, the pledging of the capital stock or other equity interests of an Acquired Company or the issuance of any guaranty by an Acquired Company;

(vii)      any material In-bound License or Out-bound License;

(viii)     any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by any Acquired Company after the date of this Agreement of assets or capital stock or other equity interests of any Person, in each case with a fair market value in excess of $250,000;

(ix)        any Contract providing for indemnification or any guaranty that is material to any Acquired Company, other than (A) any guaranty by any Acquired Company of any of the obligations pursuant to a customer Contract that was entered into in the ordinary course of business, or (B) any Contract providing for indemnification of customers pursuant to Contracts entered into in the ordinary course of business;

(x)         any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of any Acquired Company;

(xi)        any Contract that contains any provision that requires the purchase of all of any Acquired Company’s requirements for a given product or service from a given third party, which product or service is material to the Acquired Company;

(xii)       any Contract that obligates any Acquired Company to conduct business on an exclusive basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation or any of their respective Subsidiaries to conduct business on an exclusive basis or that contains a “most favored nation” or similar covenant with any third party;

(xiii)      any Contract with (A) any Affiliate, director, or executive officer (as such term is defined in the Exchange Act) of the Company, (B) any Person holding 5% or more of the Shares, or (C) to the knowledge of the Company, any Affiliate (other than any Acquired Company) or immediate family member of any Person described in the foregoing clause (A) or (B);

(xiv)      any Contract (other than purchase orders) with a Company Material Customer or Company Material Supplier;

(xv)       any Contract that relates to Intellectual Property Rights that is material to the conduct of the Company’s business as currently conducted, except Contracts for off-the-shelf or shrink-wrap software licensed to any Acquired Company;

(xvi)      any Contract with an employee or consultant of an Acquired Company (in each case with an annual base salary or payment in excess of $150,000) that provides for retention or transaction payments or cannot be terminated without the payment or provision of severance compensation or benefits or advance notice of termination; and

(xvii)         any other Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

(b)            As of the date of this Agreement, the Company has delivered or made available to Parent or Parent’s Representatives an accurate and complete copy of each Specified Contract or has publicly made available a copy of such Specified Contract in EDGAR. Each Specified Contract is, with respect to the Acquired Company that is party thereto and, to the knowledge of the Company, with respect to each other party thereto, valid, binding and in full force and effect, and enforceable in accordance with its terms, except insofar as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights, or (ii) general equitable principles. With respect to each Specified Contract, no Acquired Company nor, to the knowledge of the Company, any other party thereto (x) is in breach of, or default under, such Specified Contract, or (y) has taken any action that (or failed to take any action, which failure), with or without notice, lapse of time or both, would constitute a breach of, or a default under, such Specified Contract, in each case of the foregoing clauses (x) and (y), except as would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

10          Material Customers and Suppliers. From January 1, 2023 through the date hereof, no Company Material Customer or Company Material Supplier has terminated, materially curtailed or notified any Acquired Company in writing that it intends to terminate or materially curtail its business relationship with any Acquired Company. For the purposes of this Agreement, “Company Material Customers” shall mean the Company’s fifty (50) largest U.S. health care system facility customers for the fiscal year ended December 31, 2022 as measured by gross revenue and as set forth in Section 3.10(a) of the Company Disclosure Letter, and “Company Material Suppliers” shall mean the Company’s fifteen (15) largest third-party suppliers for the fiscal year ended December 31, 2022, as measured by gross expenditures and as set forth in Section 3.10(b) of the Company Disclosure Letter.

11          Liabilities. The Acquired Companies do not have any liabilities of the type required to be disclosed in a consolidated balance sheet of the Company (or in the notes thereto) prepared in accordance with GAAP, except for: (i) liabilities reflected or reserved against in the financial statements or notes thereto included in the Company SEC Documents filed prior to the date of this Agreement; (ii) liabilities or obligations incurred as expressly permitted pursuant to the terms of this Agreement or disclosed in the Company Disclosure Letter; (iii) liabilities for performance of obligations under Contracts that are binding upon the Acquired Companies and have been delivered or made available to Parent or Parent’s Representatives (or publicly made available in EDGAR) prior to the date of this Agreement; and (iv) liabilities incurred in the ordinary course of business since December 31, 2022.

12          Compliance with Legal Requirements. The Acquired Companies are, and since January 1, 2021 have been, in material compliance with all applicable Legal Requirements. Since January 1, 2021, no Acquired Company has been given written notice of, or been charged with, any unresolved material violation of any applicable Legal Requirement.

13          Regulatory Matters.

(a)             Each Acquired Company is, and since January 1, 2022, has been, in compliance with Healthcare Laws applicable to each Acquired Company and its Products in all material respects, including requirements relating to design, clinical and non-clinical research and/or testing, product approval or clearance, premarketing notification, importation, labeling, advertising and promotion, record keeping, adverse event or medical device reporting, reporting of corrections and removals, current good tissue practice (GTP), and current good manufacturing practice (GMP) for biological, tissue, and medical device Products, and no officer, director, manager or managing director of any Acquired Company (in each case, acting for or on behalf of any Acquired Company), or to the knowledge of the Company, any other Person, has engaged in any act on behalf of any Acquired Company that violates Healthcare Laws in any material respect. To the knowledge of the Company, any contract manufacturers assisting in the manufacture of the Products or Product components are, and, since January 1, 2022, have been, in compliance in all material respects with the FDA’s establishment registration, product listing, quality system, and reporting requirements to the extent required by applicable Healthcare Laws insofar as they pertain to the manufacture of Products or Product components for the Acquired Companies. No Acquired Company has received any written notification of any pending or threatened claim, subpoena, civil investigative demand, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other Action from any Governmental Body, including the FDA, Centers for Medicare & Medicaid Services and the U.S. Department of Health and Human Services Office of Inspector General, the U.S. Department of Justice, any U.S. Attorney’s Office or state Attorney General, or any comparable state or federal Governmental Body, or any other Person, alleging potential or actual non-compliance by, or liability of, any Acquired Company under any Healthcare Law.

(b)            Each Acquired Company holds such permits of Governmental Bodies required for the conduct in all material respects of its business as currently conducted, including those permits necessary to permit the design, development, pre-clinical and clinical testing, manufacture, labeling, sale, importation, exportation, storage, shipment, distribution and promotion of its Products in jurisdictions where it currently conducts such activities with respect to each Product (collectively, the “Company Licenses”). Each Acquired Company has fulfilled and performed its obligations with respect to Company Licenses in all material respects and is in compliance with the terms and conditions of Company Licenses in all material respects, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation, suspension or termination thereof or would result in any other impairment of the rights in any material respect of the holder of any material Company License. No Acquired Company has received any written information or notification from the FDA or any other Governmental Body with jurisdiction over the design, clinical and non-clinical research and/or testing, labeling, advertising, promotion, marketing, sale, use, handling and control, safety, efficacy, reliability, distribution or manufacturing of biological, tissue, or medical device Products which would reasonably be expected to lead to the denial of any application for marketing approval, licensure or clearance currently pending before the FDA or any other Governmental Body.

(c)            All material filings, reports, documents, claims, submissions and notices submitted or required to be filed, maintained or furnished to the FDA, CMS, state or other Governmental Bodies have been so timely submitted, filed, maintained or furnished and were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing), including all claims, statements, adverse event reports, medical device reports, reports of recalls, corrections and removals with regard to the Products and any transparency reports. All applications, notifications, submissions, information, claims, reports, filings and other data and conclusions derived therefrom utilized as the basis for, or submitted in connection with, any and all requests for a Company License from the FDA or other Governmental Body relating to any Acquired Company or its businesses or the Products, when submitted to the FDA or any other Governmental Body, whether oral, written or electronically delivered, were true, accurate and complete in all material respects as of the date of submission. Any necessary or required updates, changes, corrections or modifications to such applications, notifications, submissions, information, claims, reports, filings and other data have been submitted to the FDA or other Governmental Body and as so updated, changed, corrected or modified remain true, accurate and complete in all material respects and do not materially misstate any of the statements or information included therein or omit to state a material fact necessary to make the statements therein not misleading.

(d)           No Acquired Company has received any written notice or other communication from the FDA or any other Governmental Body contesting the regulatory classification, licensure, pre-market clearance or approval of, the uses of or the labeling and promotion of any of the Products. No manufacturing site which assists in the manufacture of the Products or Product components (whether Acquired Company-owned or operated or that of a contract manufacturer for any Products or Product components) has been subject to a Governmental Body (including the FDA) shutdown or import or export detention, refusal or prohibition. Except as set forth on Section 3.13(d) of the Company Disclosure Letter, no Acquired Company or, to the knowledge of the Company, any manufacturing site which assists in the manufacture of any material Products or material Product components (whether Acquired Company-owned or operated or that of a contract manufacturer for the Products or Product components) has received, since January 1, 2022, any FDA Form 483 or other Governmental Body notice of inspectional observations or adverse findings, “warning letters,” “untitled letters” or similar correspondence or notice from the FDA or other Governmental Body alleging, observing or asserting noncompliance with any applicable Healthcare Laws or Company Licenses or alleging a lack of safety or effectiveness from the FDA or any other Governmental Body, and, to the knowledge of the Company, there is no such Action or proceeding pending or threatened.

(e)           Except as set forth on Section 3.13(e) of the Company Disclosure Letter, the FDA has not mandated that any Acquired Company recall any of its Products. There are no voluntary recalls of any of the Acquired Company’s Products contemplated by any of the Acquired Companies or pending. Since January 1, 2022, there have been no recalls (either voluntary or involuntary), field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action relating to an alleged lack of safety, efficacy or regulatory compliance of any Product or Product component, or seizures ordered or adverse regulatory actions taken (or, to the knowledge of the Company, threatened) by the FDA or any Governmental Body with respect to any of the Products or Product components or any facilities where Products or Product components are developed, designed, tested, manufactured, assembled, processed, packaged or stored.

(f)            Except as set forth on Section 3.13(f) of the Company Disclosure Letter, there are no clinical trials that are being conducted as of the date hereof by or on behalf of, or sponsored by, any Acquired Company.

(g)           No Acquired Company is the subject of any pending or, to the knowledge of the Company, threatened investigation regarding an Acquired Company or the Products by the FDA pursuant to the FDA Fraud Policy. No Acquired Company or, to the knowledge of the Company, any officer, employee, agent or distributor of any Acquired Company has made an untrue statement of material fact to the FDA or any other Governmental Body, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Body or committed an act, made a statement or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Body to invoke the FDA Fraud Policy or any similar policy.

(h)           All of the Acquired Companies’ Contracts, participation in joint ventures and other business relationships with potential customers, prescribers, physicians or other healthcare professionals, distributors, patients, or other sources of orders or referrals, including any consulting, speaker, development, sponsorship, grant and royalty agreements with, and training events for, physicians, other healthcare professionals or providers, governmental representatives or healthcare entities or organizations, comply in all material respects with all Healthcare Laws.

(i)            No Acquired Company or, to the knowledge of the Company, any of their respective officers, directors, managers, managing directors, employees, agents, or distributors is excluded from participation in any federal healthcare program as that term is defined by 42 U.S.C. § 1320a-7b(f), is debarred under 21 U.S.C. § 335a, or is restricted or prohibited from participation in any healthcare, procurement or non-procurement program or reimbursement system authorized, funded, administered or sponsored by any Governmental Body. No Acquired Company or, to the knowledge of the Company, any of their officers, directors, managers, managing directors, employees, agents, or distributors (in each case, acting for or on behalf of any Acquired Company) (i) has engaged in, been charged with or been investigated for any conduct that would reasonably be expected to result in exclusion from any federal healthcare program or debarment or any other sanction under similar foreign, state, or local applicable law, or (ii) has otherwise engaged in any activities that would reasonably be expected to provide cause for civil, criminal or administrative penalties or sanctions or mandatory or permissive exclusion or debarment under any Healthcare Laws.

(j)            The Acquired Companies have operated since January 1, 2022, a compliance program having all the elements of an effective compliance program identified in the Compliance Program Guidance for Pharmaceutical Manufacturers, 68 Fed. Reg. 23731 (May 5, 2003) issued by the Office of Inspector General for U.S. Department of Health and Human Services. There are no outstanding compliance complaints or reports, ongoing internal compliance investigations, or outstanding compliance corrective actions.

14          Certain Business Practices. Within the previous five (5) years, no Acquired Company nor, to the knowledge of the Company, any of the directors, officers, employees, Representatives or agents of any Acquired Company (in each case, acting for or on behalf of any Acquired Company) has violated any applicable Anti-Corruption Law, any applicable anti-money laundering law (or any applicable rule or regulation promulgated thereunder) or any applicable Legal Requirement of similar effect, or has, in violation of applicable Anti-Corruption Laws, (a) used any funds (whether of an Acquired Company or otherwise) for contributions, gifts, entertainment or other expenses relating to political activity, or (b) made any payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns. To the knowledge of the Company, no Governmental Body is investigating, examining or reviewing any Acquired Company’s compliance with any applicable provisions of Anti-Corruption Laws, any applicable anti-money laundering laws (or any applicable rules or regulations promulgated thereunder) or any applicable Legal Requirements of similar effect.

15          Governmental Authorizations. The Acquired Companies hold all Governmental Authorizations necessary to enable the Acquired Companies to conduct their business in the manner in which such business is currently being conducted, except where the failure to hold such Governmental Authorizations would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect. All Governmental Authorizations held by the Acquired Companies are valid and in full force and effect, and the Acquired Companies are in compliance with the terms and requirements of such Governmental Authorizations, in each case except where the failure of such Governmental Authorizations to be valid or in full force and effect, or the failure of the Acquired Companies to be in compliance with such terms and requirements, would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

16          Tax Matters.

(a)           Each of the Tax Returns required to have been filed by an Acquired Company with any Governmental Body (the “Company Returns”) has been timely filed on or before the applicable due date (taking into account any valid extensions of such due date) and was accurate and complete when filed (or was subsequently corrected), and all Taxes payable by an Acquired Company (whether or not shown on the Company Returns) have been paid to the relevant Governmental Body, other than Taxes that are not yet due or that are being contested in good faith in appropriate Legal Proceedings and for which an adequate reserve has been established in accordance with GAAP. No Acquired Company has incurred any material liability for Taxes owed since the date of the Company’s most recent financial statements included in the Company SEC Documents outside of the ordinary course of business.

(b)           Except as would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect, (i) to the knowledge of the Company, no Legal Proceeding involving the IRS or any other Governmental Body is pending or has been threatened in writing against or with respect to any Acquired Company in respect of any amount of Taxes, (ii) no deficiency for any Tax has been asserted or assessed by any Governmental Body in writing against any Acquired Company as a result of any audit or examination by such Governmental Body, other than any such deficiency that has been paid, settled or withdrawn or is being contested in good faith and in accordance with applicable Legal Requirements, (iii) there are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the assets or properties of any Acquired Company, and (iv) no unresolved written claim has been received by any Acquired Company from any Governmental Body in any jurisdiction in which such Acquired Company does not file Tax Returns asserting that such Acquired Company is or may be subject to Taxes in that jurisdiction.

(c)           Except as would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect, no Acquired Company (i) is party to or bound by any Tax allocation, Tax sharing or Tax indemnification agreement that would have a continuing effect after the Closing Date, other than (A) any such agreement exclusively between or among the Acquired Companies, or (B) Tax provisions in agreements that were entered in the ordinary course of business and the primary subject matter of which is not Taxes; (ii) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is or was the Company or another Acquired Company); (iii) has any liability for the Taxes of any other Person (other than the Acquired Companies) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Legal Requirement), or as a transferee or successor or otherwise by operation of law; or (iv) has requested or agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(d)           During the two (2)-year period ending on the date hereof, none of the Acquired Companies has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(e)           No Acquired Company has entered into any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(f)            Except as would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect, the Acquired Companies will not be required to include any item of income in, or exclude any item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date (i) pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) as a result of any change in method of accounting made prior to the Closing Date, or (ii) otherwise as a result of (A) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed prior to the Closing Date, (B) an installment sale or open transaction disposition made prior to the Closing Date, or (C) a prepaid amount received prior to the Closing Date.

(g)           The Acquired Companies have not made an election under Section 965(h) of the Code (or any corresponding or similar provision of state, local or foreign Tax law).

(h)           The Acquired Companies have not deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act or any provision of state, local or foreign Tax law to any Tax period (or portion thereof) following the Closing.

17           Employee Matters; Benefit Plans.

(a)           No Acquired Company is a party to, and no Acquired Company is currently negotiating in connection with entering into, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees, and there are no labor organizations representing or, to the knowledge of the Company, seeking to represent any employees of the Acquired Companies. There has not been any strike, slowdown, work stoppage, lockout, labor dispute or, to the knowledge of the Company, union organizing activity or written threat thereof involving any employees of the Acquired Companies. There are no unfair labor practice charges or complaints pending or, to the knowledge of the Company, threatened in writing against any Acquired Company before the National Labor Relations Board or any similar Governmental Body. The Acquired Companies have complied with all applicable Legal Requirements related to employment, termination of employment, employment practices, payment of wages and salaries, withholding, hours of work, leaves of absence, plant closing notifications, labor disputes, workplace safety, discrimination in employment, harassment and retaliation, immigration (including complying with all Form I-9 requirements and verifications of authorization to work in the United States), and worker classification (including properly classifying its workers as (i) independent contractors and consultants; and (ii) exempt and non-exempt) except where the failure to be in compliance would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

(b)           Except as set forth in Section 3.17(a) of the Company Disclosure Letter, there are no administrative charges, demands, consent decrees, internal complaints or court complaints or, to the knowledge of the Company, audits or investigations against any Acquired Company (or any current or former officer, director or employee of any Acquired Company) concerning alleged employment discrimination, wage and hour issues, worker classification or workplace safety, or any other employment related matters pending or, to the knowledge of the Company, threatened before the U.S. Equal Employment Opportunity Commission, the U.S. Department of Labor or any other Governmental Body. Acquired Companies have paid in full to all current and former employees, independent contractors and consultants all wages, salaries, bonuses, commissions, accruals, benefits, compensation, and other payments due to or on behalf of such employees, independent contractors and consultants.

(c)            The Acquired Companies have maintained workers’ compensation coverage as required by applicable law through the purchase of insurance and not by self-insurance or otherwise. The Acquired Companies are not liable for any payment to any trust or other fund or to any Governmental Body with respect to unemployment compensation benefits, social security, income or any other Tax, workers’ compensation or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business, consistent with past practice). Except as set forth in Section 3.17(a) of the Company Disclosure Letter, to the knowledge of the Company, there are no pending claims against any Acquired Company under any workers’ compensation plan or policy, long term disability plan or policy, or any other benefits plan sponsored by any Acquired Company.

(d)            To the knowledge of the Company, no allegations of sexual harassment or sexual misconduct have been made at any time against (i) any current or former director, officer or manager of any Acquired Company or (ii) any employee of any Acquired Company who supervises other employees of any Acquired Company. Acquired Companies have not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct against any current or former director, officer, or manager of any Acquired Company or any employee of any Acquired Company who supervises other employees of any Acquired Company.

(e)             Section 3.17(e) of the Company Disclosure Letter sets forth a complete list, as of the date of this Agreement, of the material Employee Plans. With respect to each such Employee Plan, the Company has delivered or made available to Parent or Parent’s Representatives (or publicly made available in EDGAR) prior to the execution of this Agreement complete copies of the following (if and to the extent existing for such Employee Plan): (i) all plan documents and all amendments thereto (or written descriptions of any Employee Plans that are not set forth in writing), and all related trust agreements, insurance Contracts or other funding documents, (ii) the Form 5500 (including all schedules and financial statements attached thereto) filed with the IRS for the three (3) most recently completed plan years, (iii) the most recent summary plan description and any material modifications thereto, (iv) the most recent determination, advisory or opinion letter from the IRS, and (v) all material correspondence to or from any Governmental Body received in the last three (3) years with respect to any Employee Plan.

(f)              Each of the Employee Plans is now and has at all times been established, operated and administered in compliance in all respects with its terms and all applicable Legal Requirements (including ERISA and the Code). Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code is so qualified and has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, and to the knowledge of the Company, nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination. There are no pending or, to the knowledge of the Company, threatened actions, disputes, suits, claims, arbitrations or legal, administrative or governmental action against any Employee Plan, and all contributions, premiums and any other payments required to be made by any Acquired Company or any ERISA Affiliate to any Employee Plan have been made on or before their applicable due dates. There have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA that reasonably be expected to, subject any Acquired Company or any Employee Plan to either a liability pursuant to Section 502 of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code.

(g)           No Acquired Company, nor any other ERISA Affiliate, has sponsored, maintained, contributed to or been required to contribute to (i) a plan subject to Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan or any “multiemployer plan” (in each case, as defined in Section 4001 of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code), or (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(h)           Except to the extent required under Section 601 et seq. of ERISA or Section 4980B of the Code (or any other similar state or local Legal Requirement), no Acquired Company or Employee Plan has any obligation to provide post-employment welfare benefits to, or make any payment to, any present or former employee, officer, director, independent contractor or other individual service provider of any Acquired Company pursuant to any retiree medical benefit plan or other retiree welfare plan.

(i)             Except as provided in Section 2.4, the consummation of the Transactions (either alone or in combination with other events or circumstances) will not (i) cause any severance pay, unemployment compensation or other payment or benefit to become due from any Acquired Company (or under any Employee Plan) to any current or former employee, director, officer, independent contractor, or other individual service provider of any Acquired Company (or the dependents of any such Person), or (ii) accelerate the time of payment, vesting or funding of, or increase the amount of, compensation or benefits due to any such current or former employee, director, officer, independent contractor, or other individual service provider (or the dependents of any such Person) from any Acquired Company (or under any Employee Plan). No payment or other entitlement which is or may be made to any participant, either alone or in conjunction with any other payment, event or occurrence, will or could properly be characterized as an “excess parachute payment” under Section 280G of the Code.

(j)             No Acquired Company has any obligation to gross-up, indemnify or otherwise reimburse any current or former service provider to any Acquired Company for any Tax incurred by such service provider pursuant to Section 409A or 4999 of the Code.

(k)            The Company has delivered or made available to Parent or Parent’s Representatives (or publicly made available in EDGAR) a copy of the Company Equity Plans and the forms of award agreements evidencing the Company Equity Awards outstanding as of the date of this Agreement.

(l)             All individuals who perform services for any Acquired Company have been classified correctly, in accordance with the terms of each Employee Plan and ERISA, the Code, the Fair Labor Standards Act and all other applicable Legal Requirements, as employees, independent contractors or leased employees, and no Acquired Company has received notice to the contrary from any Person or Governmental Body.

(m)           No Employee Plan is maintained outside of the United States for the benefit of current and former service providers of any Acquired Company or otherwise is subject to the Legal Requirements of any Governmental Body other than those of the United States.

18          Environmental Matters.

(a)           The Acquired Companies are, and since January 1, 2018 have been, in compliance with Environmental Laws in all material respects, which compliance includes obtaining, maintaining and complying with all Governmental Authorizations required under Environmental Laws for the operation of their business as currently conducted.

(b)           As of the date of this Agreement, there is no Legal Proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened in writing against any Acquired Company.

(c)           As of the date of this Agreement, no Acquired Company has (i) received any written notice, report or request for information alleging that any Acquired Company has violated, or has any liability under, any Environmental Law, except where such allegation has been withdrawn or otherwise resolved, such violation has been resolved or such liability has been satisfied, or (ii) entered into any legally-binding Order, settlement or consent decree imposing on any Acquired Company any requirement or liability arising under Environmental Law, except for any such requirement or liability that has been satisfied.

(d)           There have been no Releases of Hazardous Materials on, at, under or from any property or facility now or previously owned, leased or operated by any Acquired Company (including the Leased Real Property) in a manner and concentration that would reasonably be expected to result in any claim against or liability of any Acquired Company under any Environmental Law.

(e)           No Acquired Company has assumed, undertaken or otherwise become subject to any liability of another Person relating to Environmental Laws, other than any indemnities in Specified Contracts or in leases or subleases for real property.

(f)            To the knowledge of the Company, the Company has delivered or made available to Parent or Parent’s Representatives copies of all material documents in its possession or control concerning any actual or potential liability of any Acquired Company under Environmental Laws, including any environmental site assessments, compliance audits, asbestos surveys and material correspondence with any Governmental Body regarding liability of any Acquired Company under Environmental Laws.

19          Insurance. Except as would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect, (a) the Acquired Companies own or hold policies of insurance, or are self-insured, in such amounts and against such risks customarily insured against by companies in similar lines of business as the Acquired Companies, (b) all insurance policies of the Acquired Companies are in full force and effect (except for any expiration thereof in accordance with the terms thereof), (c) no written notice of cancellation or termination of any such insurance policy has been received by any Acquired Company (other than a notice in connection with ordinary renewals), and (d) no Acquired Company is in default under (and no circumstance exists that, with the giving of notice or lapse of time or both, would constitute a default by an Acquired Company under) any such insurance policy.

20          Legal Proceedings; Orders.

(a)           As of the date of this Agreement, there is no Legal Proceeding pending (or, to the knowledge of the Company, threatened in writing) against any Acquired Company or, to the knowledge of the Company, against any officer, director or employee of any Acquired Company in such individual’s capacity as such, other than any such Legal Proceeding that (i) does not involve an amount in controversy in excess of $250,000 and (ii) does not seek material injunctive or other material non-monetary relief.

(b)           To the knowledge of the Company, there is no order, writ, injunction or judgment of any Governmental Body (“Order”) outstanding against any Acquired Company that would reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

(c)           To the knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any other Acquired Company or any malfeasance by any officer or director of the Company.

21          Authority; Binding Nature of Agreement.

(a)           The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Stockholder Approval (and assuming that the representations and warranties of Parent and Merger Sub set forth in Section 4.8 are accurate and that the Transactions are consummated in accordance with the DGCL), to perform its obligations under this Agreement and consummate the Transactions. The execution and delivery of this Agreement by the Company, and, assuming that the representations and warranties of Parent and Merger Sub set forth in Section 4.8 are accurate and that the Transactions are consummated in accordance with the DGCL, the consummation of the Transactions by the Company, have been duly authorized by the Board of Directors. Assuming that the representations and warranties of Parent and Merger Sub set forth in Section 4.8 are accurate and that the Transactions are consummated in accordance with the DGCL, (i) the adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Shares entitled to vote thereon at the Stockholders Meeting (the “Stockholder Approval”) is the only vote of the Company’s stockholders necessary to authorize or adopt this Agreement or to consummate the Transactions, and (ii) except for obtaining the Stockholder Approval and filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with Section 1.3(b), no additional corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery or performance of this Agreement by the Company or the consummation of the Transactions by the Company. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except insofar as such enforceability may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights, or (B) general equitable principles.

(b)            The Board of Directors has adopted resolutions by unanimous vote at a meeting of all directors of the Company duly called and held (i) determining that this Agreement and the Transactions, including the Merger, are fair to, and in the best interest of, the Company and its stockholders; (ii) approving and declaring advisable this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement; and (iii) directing that this Agreement be submitted to a vote of the Company’s stockholders and resolving to recommend that the stockholders of the Company adopt this Agreement (such recommendation, the “Company Board Recommendation”), which resolutions, subject to Section 5.5, have not been subsequently withdrawn or modified in a manner adverse to Parent as of the date of this Agreement.

22          Anti-Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.8, the Board of Directors has taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL or any other Takeover Law will be inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other Transactions.

23          Non-Contravention; Consents.

(a)             Assuming compliance with the applicable provisions of the DGCL, the rules and regulations of the SEC and Nasdaq, and assuming the Stockholder Approval is obtained, the execution and delivery of this Agreement by the Company does not and the consummation of the Transactions by the Company will not (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or comparable organizational documents) of any Acquired Company; (ii) cause a violation by any Acquired Company of any Legal Requirement or Order applicable to an Acquired Company; (iii) conflict with, result in a breach by an Acquired Company of or constitute a default by an Acquired Company under (or an event that with notice or lapse of time or both would become a default by an Acquired Company under), or give rise to any right of termination, amendment, cancellation or acceleration or the loss of any benefit to which an Acquired Company is entitled under, any Specified Contract; or (iv) result in the creation of an Encumbrance (other than a Permitted Encumbrance) on any of the property or assets of any Acquired Company, except, in each case of the foregoing clauses (ii), (iii) and (iv), as would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

(b)            Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions), the DGCL, and the rules and regulations of the SEC and Nasdaq, the Acquired Companies are not required to give notice to, make any filing with or obtain any consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other Transactions, except those notices, filings or consents the failure to give, make or obtain which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

24          Opinion of Financial Advisor. On or prior to the date of this Agreement, the Board of Directors has received the opinion of UBS Securities LLC (“UBS”), as financial advisor to the Company, to the effect that, as of the date of such opinion (which shall be dated as the date hereof) and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be paid to the holders of Shares pursuant to this Agreement is fair, from a financial point of view, to such holders, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. The Company will make available to Parent solely for informational purposes a true and complete signed copy of such opinion as soon as reasonably practicable following the date of this Agreement.

25          Brokers and Other Advisors. Except for UBS, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission (or the reimbursement of expenses in connection therewith) in connection with the Transactions based upon arrangements made by or on behalf of any Acquired Company.

Section 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company that:

1            Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all corporate power and authority required to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used, except where the failure to have such power or authority does not constitute, and would not reasonably be expected to constitute, individually or in the aggregate, a Parent Material Adverse Effect.

2            Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged in any business activities, conducted any operations or incurred any liabilities or obligations other than in connection with the Transactions and those incident to Merger Sub’s formation. Either Parent or a wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding shares of capital stock of Merger Sub, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws.

3            Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The boards of directors of Parent and Merger Sub have each (a) duly approved and declared advisable this Agreement and the Transactions, including the Merger, and (b) duly authorized the execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the Transactions by Parent and Merger Sub. Immediately following the execution and delivery of this Agreement by the Parties, Parent, in its capacity as Merger Sub’s sole stockholder, will duly adopt this Agreement and approve the Transactions by consent in lieu of a meeting of stockholders pursuant to and in accordance with Section 228 of the DGCL and in accordance with the certificate of incorporation and bylaws of Merger Sub. No other vote of Parent’s or Merger Sub’s stockholders is necessary to authorize or adopt this Agreement or to consummate the Transactions, and, except for filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with Section 1.3(b), no additional corporate action or proceeding on the part of Parent or Merger Sub is necessary to authorize the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation of the Transactions by Parent or Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub and is enforceable against each of Parent and Merger Sub in accordance with its terms, except insofar as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights, or (ii) general equitable principles.

4            Non-Contravention; Consents.

(a)             Assuming compliance with the applicable provisions of the DGCL and the rules and regulations of the SEC and Nasdaq, the execution and delivery of this Agreement by Parent and Merger Sub does not and the consummation of the Transactions by Parent and Merger Sub will not (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or comparable organizational documents) of Parent or Merger Sub; (ii) cause a violation by Parent or Merger Sub of any Legal Requirement or Order applicable to Parent or Merger Sub; or (iii) conflict with, result in a breach by Parent or Merger Sub of or constitute a default by Parent or Merger Sub under (or an event that with notice or lapse of time or both would become a default by Parent or Merger Sub under), or give rise to any right of termination, cancellation or acceleration or the loss of any benefit to which Parent or Merger Sub is entitled under, any Contract to which Parent or Merger Sub is party or by which Parent or Merger Sub is bound, except, in each case of the foregoing clauses (ii) and (iii), as would not constitute or reasonably be expected to constitute, individually or in the aggregate, a Parent Material Adverse Effect.

(b)            Except as may be required by the Exchange Act, Takeover Laws, or the DGCL, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to give notice to, make any filing with or obtain any consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger or the other Transactions, except those notices, filings or consents the failure to give, make or obtain which would not constitute or reasonably be expected to constitute, individually or in the aggregate, a Parent Material Adverse Effect.

5            Information Supplied. None of the information with respect to Parent, Merger Sub or any of their respective Subsidiaries supplied (or to be supplied) by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement (including any amendments or supplements thereto) will, (a) at the time such document is filed with the SEC, (b) at the time such document is first published, sent or given to the Company’s stockholders or (c) at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives.

6            Absence of Litigation. There is no Legal Proceeding pending (or, to the knowledge of Parent, threatened in writing) against Parent or Merger Sub, except as would not, and would not reasonably be expected to, individually or in the aggregate, constitute a Parent Material Adverse Effect. To the knowledge of Parent, neither Parent nor Merger Sub is subject to any consent decree, settlement agreement or similar written agreement with any Governmental Body, or to any Order, except as would not, and would not reasonably be expected to, individually or in the aggregate, constitute a Parent Material Adverse Effect.

7            Funds. Parent has as of the date of this Agreement and will have at all times through the Effective Time (and Parent will make available to Merger Sub in a timely manner) available funds in an amount sufficient to consummate the Transactions by payment in cash of (a) the aggregate Merger Consideration payable following the Effective Time (including the aggregate Merger Consideration payable following the Effective Time in respect of Shares), and (b) the aggregate amounts payable to holders of Company Equity Awards and Company Warrants following the Effective Time pursuant to Section 2.4.

8            Ownership of Shares. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” (as such terms are defined in Section 203(c) of the DGCL) is, or has at any time during the past three (3) years been, an “interested stockholder” of the Company (as such term is defined in Section 203(c) of the DGCL). Neither Parent nor Merger Sub nor any of their respective “affiliates” or “associates” (as such terms are defined in Section 203(c) of the DGCL) own (within the meaning of Section 203 of the DGCL), and at no time during the past three (3) years has Parent, Merger Sub or any of their respective “affiliates” or “associates” (as such terms are defined in Section 203(c) of the DGCL) owned (within the meaning of Section 203 of the DGCL), any shares of the Company’s capital stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for, or other rights to acquire, shares of the Company’s capital stock.

9            Brokers and Other Advisors. Except for other Persons (if any) whose fees, commissions and expenses will be paid by Parent or Merger Sub, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission (or the reimbursement of expenses in connection therewith) in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Subsidiaries.

10          Acknowledgement by Parent and Merger Sub.

(a)            Parent and Merger Sub (on their own behalf and on behalf of each other Parent Related Party) acknowledge and agree that none of Parent, Merger Sub or any other Parent Related Party is relying on or has relied on any representations or warranties of any kind or nature (whether express, implied or statutory) regarding the Acquired Companies (including the business, operations, assets, rights, liabilities or obligations thereof), the Transactions, the subject matter of this Agreement or any other matter related hereto or thereto (including any information, documents or materials provided or made available, whether in a “data room” or otherwise, to Parent, Merger Sub or any other Parent Related Party in contemplation of or in connection with this Agreement or the Transactions), except for the representations and warranties of the Company expressly set forth in Section 3 or in any certificate delivered pursuant to this Agreement. Each of Parent and Merger Sub (on their own behalf and on behalf of each other Parent Related Party) understands, acknowledges and agrees that, except for the representations and warranties of the Company expressly set forth in Section 3 or in any certificate delivered pursuant to this Agreement, no Acquired Company, nor any other Company Related Party, has made or is making any representations or warranties of any kind or nature (whether express, implied or statutory) in connection with this Agreement or the Transactions (including with respect to the accuracy or completeness of any information, documents or materials provided or made available, whether in a “data room” or otherwise, to Parent, Merger Sub or any other Parent Related Party in contemplation of or in connection with this Agreement or the Transactions), and all such representations and warranties are hereby specifically disclaimed.

(b)            In connection with the due diligence investigation of the Acquired Companies by Parent, Merger Sub and the other Parent Related Parties, Parent, Merger Sub and the other Parent Related Parties may have received and may continue to receive after the date hereof from the Acquired Companies and the other Company Related Parties certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Acquired Companies and their respective businesses and operations. Parent and Merger Sub (on their own behalf and on behalf of each other Parent Related Party) hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that, except in the case of fraud or Willful Breach, none of Parent, Merger Sub or any other Parent Related Party will have any claim against the Acquired Companies, any other Company Related Party or any other Person with respect thereto unless (and then only to the extent that) any such information is expressly included in a representation or warranty contained in Section 3 or in any certificate delivered pursuant to this Agreement. Accordingly, without limiting Section 4.10(a), Parent and Merger Sub (on their own behalf and on behalf of each other Parent Related Party) hereby acknowledge and agree that neither the Acquired Companies nor any other Company Related Party, nor any other Person, has made or is making, and none of Parent, Merger Sub or any other Parent Related Party has relied or is relying upon, any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans, unless (and then only to the extent that) such information is expressly included in a representation or warranty contained in Section 3 or in any certificate delivered pursuant to this Agreement.

Section 5

CERTAIN COVENANTS OF THE COMPANY

1            Access and Investigation. During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 8 (the “Pre-Closing Period”), on reasonable advance notice to the Company, the Company shall, and shall cause the other Acquired Companies and the respective Representatives of the Acquired Companies to, provide Parent and Parent’s Representatives with (a) reasonable access during normal business hours to the Acquired Companies’ assets and Representatives and to all existing books, records, documents and information relating to the Acquired Companies in the possession of the Acquired Companies, and (b) copies of such existing books, records, documents and information, in each case of the foregoing clauses (a) and (b), to the extent reasonably requested by Parent for any reasonable business purpose related to the consummation of the Transactions; provided, however, that any such access (i) shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Acquired Companies and in such a manner as not to unreasonably interfere with the normal operation of the business of the Acquired Companies or create a material risk of damage or destruction to any assets or property, (ii) may be subject to restrictions or limitations imposed by the Acquired Companies in connection with the health or safety of any of the Acquired Companies’ Representatives or commercial partners, and (iii) shall be subject to the Acquired Companies’ reasonable security measures and insurance requirements. Nothing herein shall require any of the Acquired Companies to provide Parent or Parent’s Representatives with access to, or to disclose to Parent or Parent’s Representatives or provide Parent or Parent’s Representatives with copies of, any books, records, documents or information if (A) such access, disclosure or provision would, in the Company’s reasonable discretion (I) jeopardize any attorney-client or other legal privilege (so long as the Acquired Companies have reasonably cooperated with Parent to permit such access to or disclosure of such information on a basis that does not waive such privilege with respect thereto) or (II) contravene any applicable Legal Requirement or fiduciary duty or any Contract entered into prior to the date of this Agreement, (B) such books, records, documents or information is reasonably pertinent to Legal Proceedings in which the Company or any of its Affiliates, on the one hand, and Parent, Merger Sub or any of their respective Affiliates, on the other hand, are adverse parties, or (C) subject to and without limiting the obligations of the Company pursuant to Section 5.4, such books, records, documents or information relate to (I) the negotiation or execution of this Agreement, or the actions or discussions of the Board of Directors (or any committee thereof) with respect thereto, or (II) any Acquisition Proposal (whether made or received before or after the execution of this Agreement) or Company Adverse Recommendation Change, or the actions or discussions of the Board of Directors (or any committee thereof) with respect thereto. No investigation by Parent or its Representatives shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement. With respect to the information disclosed pursuant to this Section 5.1, Parent shall comply with, and shall cause its Subsidiaries and direct its and their respective Representatives to comply with, all of Parent’s obligations under that certain Non-Disclosure Agreement, dated March 21, 2023, as amended, between the Company and Parent (the “Confidentiality Agreement”). During the Pre-Closing Period, the Company further agrees to reasonably cooperate with Parent and its Representatives with respect to communications to, and to organize and facilitate meetings with, customers, suppliers and other key business relations of the Acquired Companies as Parent or Merger Sub may reasonably request.

2            Operation of the Acquired Companies’ Business. During the Pre-Closing Period, except (x) as specifically required or permitted by this Agreement or as required by applicable Legal Requirements or Orders, (y) with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), or (z) as set forth in Section 5.2 of the Company Disclosure Letter:

(a)            the Company shall, and shall cause each other Acquired Company to, use its reasonable best efforts to conduct its business in all material respects in the ordinary course consistent with past practice and, to the extent consistent therewith, the Company shall, and shall cause each other Acquired Company to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and key employees, to maintain satisfactory business relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having material business dealings with it; and

(b)           without limiting the generality of clause (a) of this Section 5.2, the Company shall not, and shall cause the other Acquired Companies not to:

(i)          (A) establish a record date for, declare, set aside or pay any dividend, or make any other distribution (whether in cash, stock, property or otherwise), in respect of any shares of the Company’s capital stock (including the Shares), or (B) repurchase, redeem or otherwise reacquire any shares of the Company’s capital stock (including the Shares), or any rights, warrants or options to acquire any shares of the Company’s capital stock, other than (I) repurchases of Shares pursuant to the Company’s right (under written commitments in effect as of the date hereof) to purchase Shares held by a Company Associate upon termination of such Company Associate’s employment or engagement by the Company, (II) acquisitions of Company Equity Awards in connection with the forfeiture thereof in accordance with the terms of the applicable award agreement or the Company Equity Plans (in each case, only to the extent in effect as of the date hereof), (III) in connection with the surrender, retention or withholding of Shares to satisfy the exercise price or Tax obligations with respect to Company Equity Awards, or (IV) as required by the Company Warrants outstanding as of the date hereof;

(ii)         split, combine, subdivide or reclassify any shares of capital stock or other equity interests of any Acquired Company (including the Shares);

(iii)        sell, issue, grant, deliver, transfer, pledge, encumber (other than pursuant to a Permitted Encumbrance), or otherwise permit to become outstanding, (A) any capital stock, other equity interest or other voting security of any Acquired Company (except that the Company may issue Shares as required to be issued upon (I) the vesting of Company RSUs or the exercise of Company Options outstanding as of the date of this Agreement or (II) the exercise of Company Warrants outstanding as of the date of this Agreement), (B) any option, call, warrant or right to acquire any capital stock, other equity interest or other voting security of any Acquired Company, or (C) any instrument convertible into or exchangeable for any capital stock, other equity interest or other voting security of any Acquired Company;

(iv)        except as specifically required or permitted by Section 2.4 or any Employee Plan as in effect on the date of this Agreement, (A) establish, adopt, terminate, or take any action to accelerate rights under any Employee Plan or any plan, agreement, program, policy, trust, fund, or other arrangement that would be an Employee Plan if it were in existence as of the date of this Agreement, (B) grant to any employee, officer, director, independent contractor or other individual service provider of an Acquired Company any new awards under any Employee Plan (including equity compensation awards), (C) enter into or amend any change-in-control or similar agreement with any employee, officer, director, independent contractor, or other individual service provider of an Acquired Company, (D) amend (I) any employment, consulting or severance agreement with any officer or director of an Acquired Company, (II) any employment, consulting or severance agreement with any employee of any Acquired Company whose annual base salary exceeds, or would exceed, $100,000, or (III) any consulting agreement with any individual who is an independent contractor, (E) hire or terminate any employee whose annual base salary would exceed $100,000, (F) forgive any loans or issue any loans to any director, officer, employee, independent contractor or other individual service provider of an Acquired Company, (G) increase the compensation or benefits (including equity based benefits) to any employee, officer, director, independent contractor or other individual service provider of any Acquired Company whose annual base salary exceeds $100,000 after such increase, or (H) waive or modify any restrictive covenant applicable to an employee of and in favor of the Acquired Company; provided, however, that the Acquired Companies may (I) amend any Employee Plan (or any agreement described in the foregoing clause (D)) to the extent required by applicable Legal Requirements or Orders, and (II) make annual or quarterly bonus payments to employees as specifically permitted by the Company’s bonus plans and consistent with past practice, in each case upon advance written notice to Parent;

(v)         amend, propose to amend or permit the adoption of any amendment to its certificate of incorporation or bylaws (or comparable organizational documents);

(vi)        enter into any joint venture, partnership or similar profit sharing arrangement;

(vii)       make any capital expenditure, other than (A) capital expenditures that are provided for in the capital expenditure budget of the Acquired Companies set forth on Section 5.2(b)(vii) of the Company Disclosure Letter, and (B) other capital expenditures (not provided for in such capital expenditure budget) that do not exceed $150,000 in the aggregate;

(viii)      authorize or enter into any agreements providing for the acquisition of, in a single transaction or a series of related transactions (whether by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other means), any business or Entity or division thereof (other than any Acquired Company);

(ix)         lease (as lessor), license (as licensor), sublicense (as sublicensor), sell, divest, spin-off, abandon, waive, relinquish, permit to lapse (other than any Intellectual Property Right expiring at the end of its statutory term), transfer, assign or otherwise dispose of, or pledge or create any Encumbrance (other than Permitted Encumbrances) on, any asset or property of the Acquired Companies (except, in each case, (A) in the ordinary course of business consistent with past practice (including entering into clinical trial agreements and material transfer agreements in the ordinary course of business consistent with past practice), (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Acquired Companies, or (C) transactions between or among the Acquired Companies);

(x)          lend money or make capital contributions or advances to, or make investments in, any Person in excess of $250,000, except for (A) immaterial advances to (I) employees or consultants for travel or other business-related expenses in the ordinary course of business consistent with past practice and in compliance with the Acquired Companies’ policies related thereto, or (II) directors or officers in accordance with any Acquired Company’s advancement obligations to such Persons in effect as of the date hereof, (B) loans, capital contributions or advances to, or investments in, any Acquired Company;

(xi)         repurchase, prepay, or incur any Indebtedness or guarantee any such Indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of any Acquired Company, guarantee any debt securities of another Person, or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables;

(xii)        (A) amend or modify in any material respect, or voluntarily terminate or consent to the non-required termination of, any Specified Contract or Lease for the Leased Real Property, (B) enter into any Contract that, if entered into prior to the date hereof, would have been a Specified Contract, (C) enter into any lease for real property, or (D) enter into any Contract that contains terms that purport to be binding on Parent and its Affiliates (other than an Acquired Company) after giving effect to the Merger and restrict their ability to (x) to compete in any business or with any Person or in any geographic area (including any non-compete provisions) or (y) purchase or sell products or services from or to any Person;

(xiii)       implement or adopt any material change in its financial accounting principles, practices or methods, other than as may be required by GAAP or applicable Legal Requirements;

(xiv)       except as required by applicable Legal Requirements or Orders, (A) make any change to any accounting method or accounting period used for Tax purposes that has a material effect on Taxes; (B) rescind or change any material Tax election; (C) file any material amended Tax Return; (D) enter into a closing agreement with any Governmental Body regarding any material Tax liability or assessment; (E) settle, compromise or consent to any material Tax claim or assessment or surrender a right to a material Tax refund; or (F) waive or extend the statute of limitations with respect to any material Tax or material Tax Return (other than any such extension that arises solely as a result of an extension of time to file a Tax Return obtained in the ordinary course of business);

(xv)         settle, release, waive or compromise any Legal Proceeding or claim (or threatened Legal Proceeding or claim) in which an Acquired Company is the defendant, other than any settlement or compromise that (A) results solely in monetary obligations involving the payment of monies by the Acquired Companies of not more than $100,000 in the aggregate (excluding any portion of such payment that is actually paid by an insurance policy of any Acquired Company), (B) results solely in monetary obligations involving the payment of monies by the Acquired Companies of not more than the amount specifically reserved with respect to such Legal Proceeding or claim in the financial statements included in the Company SEC Documents filed prior to the date of this Agreement, or (C) results in no monetary or other material non-monetary obligation of any Acquired Company, in each case ((A), (B) and (C)), only so long as such settlement or compromise (I) does not impose any restriction on the business the Acquired Companies, (II) does not relate to any litigation by any of the Company’s stockholders in connection with this Agreement or the Merger, (III) does not include an admission of liability or fault on the part of an Acquired Company and (IV) does not provide for the grant to any third party of a license or other grant of rights to any material Intellectual Property Rights; provided that the settlement, release, waiver or compromise of any Legal Proceeding or claim brought by the stockholders of the Company against the Company or its directors or officers relating to the Transactions (including demands for appraisal of Shares pursuant to Section 262 of the DGCL) shall be subject to Section 2.3 or Section 6.4, as applicable;

(xvi)        enter into any collective bargaining agreement or other agreement with any labor organization (except to the extent required by applicable Legal Requirements or Orders);

(xvii)       enter into any agreement, understanding or arrangement with respect to the voting of shares of an Acquired Company;

(xviii)      adopt or implement any stockholder rights plan or similar arrangement;

(xix)         adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Companies;

(xx)          terminate or modify in any material respect, or fail to exercise renewals rights with respect to, any material insurance policy; or

(xxi)         authorize any of, or agree or commit to take any of, the actions described in this Section 5.2(b).

Subject to this Section 5.2, nothing contained herein shall give to Parent or Merger Sub rights to control or direct the ordinary course, day-to-day operations of the Acquired Companies prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ respective operations. Notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent or Merger Sub shall be required with respect to any matter set forth in this Section 5.2 or elsewhere in this Agreement to the extent that the requirement of such consent would reasonably be expected to violate any applicable Legal Requirement.

3            Proxy Statement; Stockholders Meeting.

(a)             As promptly as reasonably practicable after the date of this Agreement, the Company shall prepare and shall use its reasonable best efforts to file with the SEC the Proxy Statement in preliminary form no later than fifteen (15) business days after the date of this Agreement. Unless the Board of Directors has made a Company Adverse Recommendation Change, the Proxy Statement shall include the Company Board Recommendation. The Company shall respond as promptly as reasonably practicable to all comments received from the SEC or its staff concerning the Proxy Statement. Except in the case of any filing made, or response provided, after a Company Adverse Recommendation Change, prior to filing the Proxy Statement (including any amendment or supplement thereto) with the SEC or responding to any comments of the SEC or its staff concerning the Proxy Statement, the Company shall afford Parent a reasonable opportunity to review and propose comments on such Proxy Statement (or such amendment or supplement thereto) or such response, and the Company shall reasonably consider in good faith any such comments reasonably proposed by Parent. The Company shall notify Parent as promptly as practicable of the Company’s receipt of any comments (whether written or oral) from the SEC or its staff concerning the Proxy Statement or any request by the SEC for any amendment or supplement to the Proxy Statement, and the Company shall promptly provide Parent with copies of all correspondence between the Company, on the one hand, and the SEC or its staff, on the other hand, concerning the Proxy Statement. The Company shall file the definitive Proxy Statement with the SEC, and the Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company’s stockholders, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement (or confirms that it has no comments to, or will not further review, the Proxy Statement) (such date, the “Clearance Date”) (and in any event no later than three (3) business days following the Clearance Date). Parent and Merger Sub shall cooperate with the Company and its counsel in connection with the actions contemplated by this Section 5.3(a) (including the preparation, filing and distribution of the Proxy Statement and the resolution of any comments received from the SEC or its staff concerning the Proxy Statement) and shall promptly furnish to the Company and its counsel in writing any and all information relating to Parent or Merger Sub required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement.

(b)            If, at any time after the Proxy Statement is filed with the SEC in preliminary form but prior to the Stockholders Meeting, any information relating to the Company, or any of its respective Affiliates, officers or directors, is discovered by the Company that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain an untrue statement or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, the Company shall promptly notify Parent, and, to the extent required by Legal Requirements, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the Company’s stockholders in accordance with applicable Legal Requirements.

(c)             Subject to applicable Legal Requirements and to the extent not prohibited by any Order, the Company shall, use its reasonable best efforts to duly call, give notice of, convene and hold, no later than forty (40) days after the Clearance Date, a meeting of the holders of record of Shares (such meeting, including any adjournment, recess or postponement thereof, the “Stockholders Meeting”) for the purpose of (i) obtaining the Stockholder Approval, (ii) if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act, and (iii) if applicable, voting on a proposal to adjourn as permitted below. The Company shall not submit any other proposals for approval at the Stockholders Meeting without the prior written consent of Parent. Unless the Board of Directors has made a Company Adverse Recommendation Change to the extent permitted by this Agreement, the Company shall use reasonable best efforts to: (i) solicit from the holders of record of Shares proxies for the Stockholders Meeting in favor of the adoption of this Agreement and approval of the Transactions and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of record of Shares to obtain such adoption and approval. The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders The Company shall not, without the prior written consent of Parent, adjourn or postpone the Stockholders Meeting; provided that the Company may, without the prior written consent of Parent, but after good faith consultation with Parent, and shall at the request of Parent, cause the chairman of the Stockholders Meeting to adjourn or postpone the Stockholders Meeting: (A) if and to the extent such adjournment or postponement is required by an Order issued by any court or other Governmental Body of competent jurisdiction in connection with this Agreement, (B) for the absence of a quorum necessary to conduct the business of the Stockholders Meeting, or (C) to allow the solicitation of additional proxies if the Company reasonably determines that it has not received proxies representing a sufficient number of Shares to obtain the Stockholder Approval; provided that (x), other than pursuant to the foregoing clause (A), in no event shall the Stockholders Meeting be adjourned or postponed, without the prior written consent of the Company and Parent, for a period of more than thirty (30) days after the date on which the Stockholders Meeting was originally scheduled or for a date that is later than ten (10) business days before the End Date and (y) the Company shall cause the announcement at the original meeting of the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting.

4            No Solicitation.

(a)             For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are not materially less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement (provided that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of an Acquisition Proposal), and (ii) does not prohibit the Company from providing any information to Parent in accordance with this Section 5.4.

(b)            Except as permitted by this Section 5.4, (i) the Company shall, and shall cause the other Acquired Companies and direct its and their respective Representatives to, cease any solicitation, facilitation, encouragement, discussions or negotiations with any Persons that may be ongoing on the date of this Agreement with respect to an Acquisition Proposal and promptly request each such Person to, and to cause its Representatives to, return or destroy all non-public information previously furnished to such Person or its Representatives, and (ii) during the Pre-Closing Period, the Company shall not, and shall cause the other Acquired Companies and direct its and their respective Representatives not to, directly or indirectly, (A) solicit, initiate, facilitate or encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (B) engage or otherwise participate in any discussions or negotiations regarding, or furnish any information to any other Person (other than Parent, Merger Sub or their respective Representatives) that, to the knowledge of the Company, is seeking to make, could reasonably be expected to make, or has made, an Acquisition Proposal (other than to state that the Company is not permitted to have discussions); (C) approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (D) except where the Board of Directors makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Legal Requirements, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of any of the Acquired Companies; or (F) resolve or agree to do any of the foregoing; provided that nothing in this Section 5.4(b) or elsewhere in this Agreement shall restrict or prohibit the Company from entering into an Acceptable Confidentiality Agreement.

(c)             Notwithstanding anything contained in Section 5.4(b), if (i) at any time on or after the date of this Agreement and prior to obtaining the Stockholder Approval, any of the Acquired Companies or any of their respective Representatives receives a bona fide written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal did not result from a breach of this Section 5.4, (ii) the Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer and (iii) the Board of Directors determines in good faith after consultation with outside legal counsel, that the failure to take the following actions would be inconsistent with its fiduciary duties under applicable Legal Requirements, then the Company and its Representatives may (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Acquired Companies to the Person or group of Persons who has made such Acquisition Proposal and to such Person’s or group of Persons’ Representatives (provided that the Company shall as promptly as reasonably practicable, and in any event within one (1) business day, provide to Parent any non-public information concerning the Acquired Companies that is provided to any such Person or Representative to the extent access to such information was not previously provided to Parent or its Representatives; provided further that any non-public information so provided to Parent shall be subject to the terms of the Confidentiality Agreement), and (B) engage or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal and such Person’s or group of Persons’ Representatives and financing sources.

(d)            During the Pre-Closing Period, the Company shall (i) promptly (and in any event within one (1) day of receipt) notify Parent if any Acquired Company or any of their Representatives receives (A) any inquiries, proposals or offers with respect to, or indications by any third party that it is planning to or intends to submit, an Acquisition Proposal or (B) any request for non-public information relating to any Acquired Company other than requests for information that could not reasonably be expected to lead to an Acquisition Proposal, (ii) promptly (and in any event within one (1) day of receipt) provide to Parent the identity of such third party, together with an unredacted copy of the Acquisition Proposal submitted by such third party (including any materials relating to such third party’s proposed equity or debt financing, if any) (or, where no such copy is available, a reasonably detailed summary of the material terms and conditions of any Acquisition Proposal so received), and (iii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal, indication, inquiry, proposal, offer or request on a prompt basis (and in any event, no later than one (1) day after the occurrence of any material changes or material developments). All information provided to Parent pursuant to this Section 5.4(d) shall be subject to the terms of the Confidentiality Agreement.

(e)             Nothing in this Section 5.4 or elsewhere in this Agreement shall prohibit the Company (or the Board of Directors) from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements or if the Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel that the failure to do so would be inconsistent with its fiduciary duties under applicable Legal Requirements or (iii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided that, subject to Section 5.5(a)(iii), this Section 5.4(e) shall not be construed to permit the Board of Directors to make a Company Adverse Recommendation Change except to the extent permitted by Section 5.5(b).

(f)              The Company agrees that any violation by any of its Subsidiaries or Representatives of the restrictions set forth in this Section 5.4 shall be deemed to be a breach of this Section 5.4 by the Company.

5            Company Board Recommendation.

(a)             Except as expressly permitted by Section 5.5(b), neither the Board of Directors nor any committee thereof shall (i)(A) fail to include the Company Board Recommendation in the Proxy Statement, (B) withdraw (or modify, qualify or amend in any manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify, qualify or amend in any manner adverse to Parent or Merger Sub), the Company Board Recommendation, (C) approve, endorse, recommend or declare advisable, or publicly propose to approve, endorse, recommend or declare advisable, any Acquisition Proposal, or (D) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any Person (other than Parent and its Affiliates) or to any transactions constituting or contemplated by an Acquisition Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) approve, endorse, recommend or declare advisable or publicly propose to approve, endorse, recommend or declare advisable, or allow the Company to execute or enter into, any Contract with respect to any Acquisition Proposal that requires, or is reasonably expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Transactions (other than an Acceptable Confidentiality Agreement), (iii) make any public recommendation in connection with a tender offer or exchange offer other than (A) a recommendation against such offer or (B) a “stop, look and listen” communication by the Board of Directors of the type contemplated by Rule 14d-9(f) under the Exchange Act (which communication shall not be considered a Company Adverse Recommendation Change) or (iv) after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act, fail to recommend against acceptance of such a tender or exchange offer by the close of business on the 10th business day after the commencement of such tender offer or exchange offer.

(b)            Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Stockholder Approval:

(i)               in response to an Acquisition Proposal, (x) the Board of Directors may make a Company Adverse Recommendation Change, or (y) the Company may terminate this Agreement pursuant to Section 8.1(f) to enter into a Definitive Acquisition Agreement with respect to such Acquisition Proposal, in each case, if (and only if) prior to taking such action: (A) the Acquisition Proposal is not related to a breach by the Company of its obligations under Section 5.4; (B) the Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Superior Offer; (C) the Company notifies Parent in writing of its intention to duly convene a meeting of the Board of Directors to consider making a Company Adverse Recommendation Change, which notice to Parent must be delivered by the Company within 24 hours after the Company determines to convene such meeting, but in any case, not less than five (5) business days before such meeting is convened (such five (5)-business day period, the “Negotiation Period”), and which notice will include the identity of the Person making the Acquisition Proposal and an unredacted true and complete copy of all documentation comprising the most current version of such Acquisition Proposal (including all proposed transaction agreements, including exhibits and schedules, including any materials relating to such third party’s proposed equity or debt financing, if any) in accordance with Section 5.4(d); (D) the Company and its Representatives during the Negotiation Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Offer, if Parent, in its discretion, proposes to make such adjustments; and (E) after considering, in good faith, the proposals made in writing by Parent during the Negotiation Period (if any), the Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Offer if the adjustments proposed by Parent were to be given effect; provided that if there is any material revision to the terms of such Acquisition Proposal, including any revision in price or financing, then the Company shall be required to comply again with the foregoing clauses (C) through (E) with respect to such amended Acquisition Proposal, except that the references to “five (5) business days” and “five (5)-business period” in clause (C) shall be deemed to be replaced by “three (3) business days” and “three (3)-business day period”, respectively (and the term “Negotiation Period” shall be construed accordingly); and

(ii)             in response to an Intervening Event, the Board of Directors may make a Company Adverse Recommendation Change if (and only if) prior to taking such action: (A) the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to make such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Legal Requirements; (B) the Company gives Parent written notice of its intention to make such Company Adverse Recommendation Change at least five (5) business days prior to making such Company Adverse Recommendation Change (such five (5)-business day period, the “Discussion Period”), which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for, taking such action in response to, the Intervening Event; (C) the Company and its Representatives during the Discussion Period negotiate in good faith with Parent (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement or make another proposal that would eliminate the need for the Board of Directors to make such Company Adverse Recommendation Change, if Parent, in its discretion, proposes to make such adjustments; and (D) after considering, in good faith, the proposals made in writing by Parent during the Discussion Period (if any), the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to make such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Legal Requirements.

(c)            Notwithstanding any Company Adverse Recommendation Change, unless this Agreement shall have been terminated in accordance with Section 8, (i) this Agreement shall be submitted to the stockholders of the Company at the Stockholders Meeting for the purpose of obtaining the Stockholder Approval, and nothing contained herein shall be relieve the Company of such obligation and (ii) neither the Board of Directors nor any committee thereof shall submit to the stockholders of the Company any Acquisition Proposal or, except as permitted herein, propose to do so.

Section 6

ADDITIONAL COVENANTS OF THE PARTIES

1            Governmental Filings, Consents and Approvals.

(a)           Each Party shall (i) give the other Parties prompt notice of the receipt of any request by any Governmental Body, or the commencement of any inquiry, investigation, action or other Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions, (ii) keep the other Parties reasonably informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iii) promptly inform the other Parties of any material communication to or from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (iv) on request, promptly furnish to the other Parties copies of documents provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (v) consult and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, and (vi) except as may be prohibited by any Governmental Body or by any Legal Requirement or Order, provide the opportunity for authorized Representatives of the other Parties to attend and participate at each substantive meeting or conference with any Governmental Body or any members of a Governmental Body’s staff (or, in the case of any such inquiry, investigation, action or Legal Proceeding brought by a third party that is not a Governmental Body, with such third party or any of its Representatives) relating to such request, inquiry, investigation, action or Legal Proceeding.

(b)            For the avoidance of doubt, this Section 6.1 is not intended to, and shall not, govern the preparation or filing with the SEC of the Proxy Statement (including any amendment or supplement thereto) or the rights or obligations of the Parties with respect to comments received from the SEC or its staff concerning the Proxy Statement (or responses thereto) or requests by the SEC for any amendment or supplement to the Proxy Statement, which in each case shall instead be governed by Section 5.3(a).

2            Indemnification of Officers and Directors.

(a)    For a period of six (6) years after the Effective Time, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of any Acquired Company (i) as provided by the terms of the certificate of incorporation, bylaws or other charter or organizational documents of any Acquired Company or (ii) pursuant to any indemnification agreements set forth in Section 6.2 of the Company Disclosure Letter (each, an “Indemnified Person”) (x) shall survive the consummation of the Merger, (y) shall continue in full force and effect in accordance with their terms after the Effective Time (it being agreed that after the Closing such rights shall be mandatory rather than permissive, if applicable), and (z) shall not be amended, terminated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Person to indemnification, advancement of expenses and exculpation from liabilities. Parent shall cause the Acquired Companies to honor and perform their obligations thereunder.

(b)   Without limiting Section 6.2(a), from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by applicable Legal Requirements and the certificate of incorporation, bylaws or other charter or organizational documents of the applicable Acquired Company, indemnify and hold harmless each Indemnified Person against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any actual or threatened claim or Legal Proceeding (including with respect to this Agreement or the Transactions or other matters existing or occurring at or prior to the Effective Time) to the extent based on, arising out of or pertaining to (i) the fact that the Indemnified Person is or was a director or officer of an Acquired Company or (ii) acts or omissions by the Indemnified Person in the Indemnified Person’s capacity as a director or officer of an Acquired Company, in each case of the foregoing clauses (i) and (ii), whether asserted, commenced or claimed prior to, at or after the Effective Time. Without limiting the foregoing, from and after the Effective Time, in the event of any actual or threatened claim or Legal Proceeding of the type described in the foregoing sentence, Parent and the Surviving Corporation shall, to the fullest extent permitted by the certificate of incorporation, bylaws or other charter or organizational documents of the applicable Acquired Company, advance any expenses (including fees and expenses of legal counsel) of any Indemnified Person incurred in connection with such actual or threatened claim or Legal Proceeding, subject to such Indemnified Person providing an undertaking to repay all amounts so advanced if it is ultimately determined by final and non-appealable judicial decision that such Indemnified Person is not entitled to indemnification for such expenses. Parent and the Surviving Corporation shall not, and shall cause each Subsidiary of the Surviving Corporation not to, settle or compromise, or consent to entry of judgement in, any threatened or actual claim or Legal Proceeding for which indemnification could be sought by an Indemnified Person hereunder, unless such settlement, compromise or judgement includes an unconditional release of such Indemnified Person from all liability arising out of such claim or Legal Proceeding (or such Indemnified Person otherwise consents in writing to such settlement, compromise or judgement). Parent’s and the Surviving Corporation’s obligations under this Section 6.2(b) shall continue in full force and effect for a period of six (6) years after the Effective Time; provided that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, asserted or made within such period shall continue until the final disposition of such claim, action, suit, proceeding or investigation.

(c)    For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall maintain in effect, in respect of acts or omissions occurring at or prior to the Effective Time (including acts or omissions in relation to this Agreement or the transactions or actions contemplated hereby), the existing policies of directors’ and officers’ liability insurance maintained by the Acquired Companies as of the date of this Agreement (the “Existing Policies”), for the benefit of those Indemnified Persons who are currently covered (or who become covered prior to the Effective Time) by the Existing Policies and with coverage no less than, and otherwise on terms (including with respect to coverage, deductibles, amounts and exclusions) that are no less favorable to the insured individuals than, the coverage and terms of the Existing Policies in effect as of the date of this Agreement; provided, however, in no event shall Parent or the Surviving Corporation be required to pay an aggregate annual premium for such policies in excess of 250% of the aggregate annual premium currently payable by the Acquired Companies with respect to the Existing Policies (the “Maximum Annual Premium”); provided further, if the aggregate annual premium for such policies exceeds such Maximum Annual Premium, then Parent and the Surviving Corporation shall, jointly and severally, instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Annual Premium. Notwithstanding the foregoing, in lieu of the arrangements contemplated by this Section 6.2(c), at or prior to the Effective Time, the Company may, at its option, obtain a “tail” directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time (including acts or omissions in relation to this Agreement or the Transactions or actions contemplated hereby), for the benefit of those Indemnified Persons who are currently covered (or who become covered prior to the Effective Time) by the Existing Policies and with coverage no less than, and otherwise on terms that are not less favorable to the insured individuals than, the Existing Policies; provided that in no event shall the aggregate annual premium for such “tail” policies exceed the Maximum Annual Premium. If such “tail” policies are obtained by the Company, (i) Parent and the Surviving Corporation shall maintain such policies in full force and effect for a period of not less than six (6) years from the Effective Time, and honor all obligations thereunder, and (ii) Parent’s and the Surviving Corporation’s compliance with the obligations set forth in the foregoing clause (i) shall be deemed to satisfy the obligations of Parent and the Surviving Corporation set forth in the first sentence of this Section 6.2(c).

(d)   In the event that (i) Parent, the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or Entity of such consolidation or merger or (B) transfers, conveys or otherwise disposes of all or substantially all of its properties and assets to any Person or effects any division or similar transaction, or (ii) Parent or any of its successors or assigns (or any Subsidiary thereof) dissolves the Surviving Corporation, then, in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume or succeed to the obligations set forth in this Section 6.2.

(e)    The provisions of this Section 6.2 (i) shall survive the consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each Indemnified Person and such Indemnified Person’s heirs, successors, assigns and Representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise.

3            Stockholder Litigation. The Company shall promptly notify Parent in writing after becoming aware of any Legal Proceeding brought, or to the knowledge of the Company threatened, by any of the stockholders of the Company (directly or on behalf of the Company) against the Company or its directors or officers relating to the Transactions. The Company shall: (a) give Parent the opportunity to participate in the defense and settlement of any such stockholder litigation, (b) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide Parent with the opportunity to consult with the Company regarding the defense of any such litigation, which advice the Company shall consider in good faith, and (c) not settle any such stockholder litigation in full or in part without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned); provided, however, that Parent shall not be obligated to consent to any settlement that does not include a full release of Parent and its Affiliates or that imposes equitable relief upon Parent or its Affiliates (including, after the Effective Time, the Acquired Companies). Notwithstanding the foregoing, the rights and obligations set forth in this Section 6.3 shall not apply with respect to demands for appraisal of Shares pursuant to Section 262 of the DGCL, which shall instead be subject to Section 2.3.

4            Efforts; Third Party Consents. Subject to the terms and conditions of this Agreement, each Party shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the Merger and the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, (a) each Party shall use reasonable best efforts to (i) make all filings (if any) and give all notices (if any) required to be made or given to consummate the Merger, (ii) satisfy the conditions to consummating the Merger, (iii) execute and deliver any additional instruments necessary to consummate the Transactions, and (iv) seek to lift any restraint, injunction or other legal bar to the Merger brought by any third Person against such Party, and (b) the Acquired Companies shall use reasonable best efforts to obtain each consent set forth on Exhibit C hereto (provided that, in connection with seeking any such consent, no Acquired Company shall have any obligation to pay any material consent fee).

5            Disclosure. The initial press release with respect to this Agreement and the Transactions shall be a joint press release issued by the Company and Parent, in the form that has been mutually agreed by the Parties on or prior to the date hereof. Thereafter Parent and the Company shall consult with each other before issuing any further press release or otherwise making any public statement with respect to this Agreement, the Merger or any of the other Transactions, and neither Parent nor the Company shall issue any such press release or make any such public statement without the other’s written consent (which shall not be unreasonably withheld, conditioned or delayed), except as may be required by: (a) applicable Legal Requirements, (b) court process, (c) the rules and regulations of Nasdaq, or (d) any Governmental Body to which the relevant Party is subject or submits; provided, in each such case, the Party making the release, statement, announcement or other disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance and shall consider such comments in good faith. Notwithstanding the foregoing, the restrictions set forth in this Section 6.5 shall not apply to any press release, public statement or filing to be issued or made pursuant to Section 5.4(e) or any other disclosure issued or made in compliance with Section 5.4. For the avoidance of doubt, this Section 6.5 shall apply to Merger Sub, and Merger Sub shall be bound hereby, to the same extent as Parent.

6            Takeover Laws. The Company shall use its reasonable best efforts to (a) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions and refrain from taking any actions that would cause the applicability of such Takeover Laws and (b) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.

7            Section 16 Matters. Prior to the Effective Time, the Company and the Board of Directors shall each take such steps as may be reasonably necessary or advisable to cause any dispositions or cancellations of Company equity securities (including derivative securities) pursuant to the Transactions by any individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

8            Merger Sub Stockholder Consent; Activities of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

9            Resignations. At the written request of Parent, the Company shall cause each director or officer of the Company or any director or officer of any of the other Acquired Companies to resign in such capacity, with such resignations to be effective as of the Effective Time.

10          Notices of Certain Events. Subject to applicable Legal Requirements, the Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (b) any notice or other communication from any Governmental Body in connection with the Transactions; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in Section 7 of this Agreement to be satisfied; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.10 or the failure of any condition set forth in Section 7 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.10 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

11          Stock Exchange Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and the rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time (the “Delisting Period”). For the avoidance of doubt, until the end of the Delisting Period, the Company will be obligated to file any Company SEC Documents required under applicable Legal Requirements and the rules and policies of Nasdaq.

12          Other Insurance Matters. Prior to the Effective Time, the Company shall obtain (at its sole cost and expense) a “tail” extended reporting period in respect of any insurance policy providing coverage for product liability with respect to matters existing, occurring or arising on or prior to the Closing Date for a period of no less than thirty-six (36) months (the “PL Tail Policy”).  The PL Tail Policy shall name Parent as a loss payee or additional insured and shall be evidenced by endorsements or such other documentation in such form as shall be reasonably acceptable to Parent.

Section 7

CONDITIONS PRECEDENT TO THE MERGER

1            Conditions to the Obligation of Each Party. The respective obligation of each Party to effect the Merger is subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by Parent and the Company) on or prior to the Closing Date of the following conditions:

(a)    the Stockholder Approval shall have been obtained; and

(b)   there shall not have been issued by any Governmental Body of competent jurisdiction in any Relevant Jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger, nor shall any Legal Requirement have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Body in any Relevant Jurisdiction and remain in effect that prohibits or makes illegal the consummation of the Merger; provided that neither Parent nor Merger Sub shall be permitted to invoke the failure or nonsatisfaction of this Section 7.1(b) unless each has taken all action specifically required under this Agreement to avoid or remove any such Order or Legal Requirement.

2            Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by Parent) on or prior to the Closing Date of the following conditions:

(a)             (i) the representations and warranties of the Company set forth in Section 3.1(b), Section 3.3(a), Section 3.3(b), and Section 3.3(c) shall have been accurate in all respects (except for de minimis inaccuracies) as of the date of this Agreement and shall be accurate in all respects (except for de minimis inaccuracies) as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty addresses matters only as of a specified date, in which case the accuracy of such representation or warranty shall be measured, subject to the de minimis inaccuracy standard set forth in this clause (i), only as of such specified date); (ii) the representations and warranties of the Company set forth in Section 3.1(a), and Section 3.5(b) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty addresses matters only as of a specified date, in which case the accuracy of such representation or warranty shall be measured only as of such specified date); (iii) the representations and warranties of the Company set forth in Section 3.1(c), Section 3.3(e), Section 3.3(f), Section 3.3(g), Section 3.21, Section 3.22 and Section 3.25 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty addresses matters only as of a specified date, in which case the accuracy of such representation or warranty shall be measured only as of such specified date) and (iv) the representations and warranties of the Company set forth in Section 3 (other than those referred to in the foregoing clauses (i), (ii) and (iii)) shall have been accurate as of the date of this Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty addresses matters only as of a specified date, in which case the accuracy of such representation or warranty shall be measured, subject to the Material Adverse Effect standard set forth in this clause (iv), only as of such specified date), except where the failure of such representations and warranties to be so accurate does not constitute, individually or in the aggregate, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of any representation or warranty pursuant to this clause (iv), all “Material Adverse Effect” and “materiality” qualifications contained in such representation or warranty shall be disregarded);

(b)           except for any non-compliance or non-performance that has been cured (in Parent’s sole discretion) before the Closing, the Company shall have complied with or performed, in all material respects, those of its covenants and agreements in this Agreement that it is required to comply with or perform at or prior to the Closing;

(c)           since the date of this Agreement, there shall not have occurred any Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(d)           Parent and Merger Sub shall have received a certificate executed on behalf of the Company by an officer thereof confirming that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

3            Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by the Company) on or prior to the Closing Date of the following conditions:

(a)            the representations and warranties of Parent and Merger Sub set forth in Section 4 shall have been accurate as of the date of this Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty addresses matters only as of a specified date, in which case the accuracy of such representation or warranty shall be measured, subject to the Parent Material Adverse Effect standard set forth in this Section 7.3(a), only as of such specified date), except where the failure of such representations and warranties to be so accurate does not constitute, individually or in the aggregate, a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of any representation or warranty pursuant to this Section 7.3(a), all “Parent Material Adverse Effect” and “materiality” qualifications contained in such representation or warranty shall be disregarded);

(b)            except for any non-compliance or non-performance that has been cured (in the Company’s sole discretion) before the Closing, each of Parent and Merger Sub shall have complied with or performed, in all material respects, those of its covenants and agreements in this Agreement that it is required to comply with or perform at or prior to the Closing; and

(c)             the Company shall have received a certificate executed on behalf of Parent by an officer thereof confirming that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 8

TERMINATION

1            Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time (whether before or after receipt of the Stockholder Approval, except as otherwise expressly noted):

(a)           by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company, if the Merger shall not have been consummated on or prior to December 22, 2023 (or such later date agreed to by the parties, the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose failure to comply in any material respect with its obligations under this Agreement is the primary cause of the Merger not being consummated by the End Date;

(c)           by either Parent or the Company, if a Governmental Body of competent jurisdiction in any Relevant Jurisdiction shall have issued a decree, ruling or Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making the consummation of the Merger illegal, which decree, ruling, Order or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose failure to comply in any material respect with its obligations under this Agreement is the primary cause of the issuance of such final and nonappealable decree, ruling or Order or the taking of such other final and nonappealable action;

(d)           by either Parent or the Company, if the Stockholders Meeting (including any adjournments or postponements thereof) shall have concluded, a vote by the holders of the Shares on the adoption of this Agreement shall have been taken thereat and the Stockholder Approval shall not have been obtained;

(e)           by Parent, if: (i) the Board of Directors shall have effected a Company Adverse Recommendation Change; or (ii) the Company shall have intentionally breached or intentionally failed to perform any of its covenants and agreements set forth in Section 5.3 and Section 5.4, in each case in clause (ii), in any material respect;

(f)            by the Company, prior to receipt of the Stockholder Approval, in order to accept a Superior Offer and substantially concurrently enter into a binding, written definitive acquisition agreement providing for the consummation of a transaction that constitutes a Superior Offer (a “Definitive Acquisition Agreement”); provided that the Company shall not have breached Section 5.5(b)(i) in relation to such Superior Offer and that the Company shall pay, or cause to be paid, to Parent the Company Termination Fee pursuant to Section 8.3(b)(i) prior to or concurrently with, and as a condition to the effectiveness of, such termination;

(g)           by Parent, if a breach of any representation or warranty contained in this Agreement, or a failure to perform any covenant or obligation contained in this Agreement (other than a material breach of Section 5.3 or Section 5.4), on the part of the Company shall have occurred, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b), and (ii) cannot be cured by the Company by the End Date, or if capable of being cured by the End Date, shall not have been cured within thirty (30) days of the date Parent gives the Company written notice of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation hereunder and such breach would give rise to a failure of a condition set forth in Section 7.3(a) or Section 7.3(b); or

(h)             by the Company, if a breach of any representation or warranty contained in this Agreement, or a failure to perform any covenant or obligation contained in this Agreement, on the part of Parent or Merger Sub shall have occurred, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b), and (ii) cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or if capable of being cured by the End Date, shall not have been cured within thirty (30) days of the date the Company gives Parent written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(h) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder and such breach would give rise to a failure of a condition set forth in Section 7.2(a) or Section 7.2(b).

2            Effect of Termination. The Party seeking to terminate this Agreement pursuant to this Section 8 shall give written notice thereof to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made (provided that no such notice shall be required in the case of a termination of this Agreement pursuant to Section 8.1(a)), and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective former, current or future Representatives or Affiliates following any such termination; provided, however, that (a) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (c) subject to Section 8.3, the termination of this Agreement shall not relieve any Party from any liability for fraud or Willful Breach.

3            Expenses; Termination Fee.

(a)            Except as set forth in this Section 8.3 or as otherwise expressly provided in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b)            In the event that:

(i)               this Agreement is terminated by the Company pursuant to Section 8.1(f);

(ii)             this Agreement is terminated by Parent pursuant to Section 8.1(e); or

(iii)            (A) this Agreement is terminated (I) by Parent or the Company pursuant to (1) Section 8.1(b) (but only if, at the time of such termination, the condition set forth in Section 7.1(a) is not satisfied) or (2) Section 8.1(d) or (II) by Parent pursuant to Section 8.1(g) (but only if, at the time of such termination, the condition set forth in Section 7.1(a) is not satisfied), (B) any Person makes or publicly discloses an Acquisition Proposal after the date of this Agreement and prior to the Stockholders Meeting (in the case of termination pursuant to Section 8.1(d)) or such termination (in the case of termination pursuant to Section 8.1(b) or Section 8.1(g)), and such Acquisition Proposal is not (I) in the case of an Acquisition Proposal that has not been made publicly, withdrawn in writing (with a copy of such written withdrawal being delivered to Parent) or (II) in the case of an Acquisition Proposal that has been disclosed publicly, publicly withdrawn prior to the Stockholders Meeting (in the case of termination pursuant to Section 8.1(d)) or such termination (in the case of termination pursuant to Section 8.1(b) or Section 8.1(g)), and (C) within twelve (12) months of such termination, (I) the Company consummates an Acquisition Proposal or (II) the Company enters into a binding, written definitive agreement providing for the consummation of an Acquisition Proposal (in each case, whether or not such Acquisition Proposal is the same as the original Acquisition Proposal made, communicated, or publicly disclosed); provided that for purposes of this Section 8.3(b)(iii), all references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;

then, in any such event under clause (i), (ii) or (iii) of this Section 8.3(b) (the effective date of any termination pursuant to this Section 8.3, the “Company Termination Date”):

(x) the Company shall pay to Parent or its designee the Company Termination Fee by wire transfer of same day funds (A) in the case of Section 8.3(b)(i) and Section 8.3(b)(ii), within three (3) business days after the Company Termination Date or (B) in the case of Section 8.3(b)(iii), within three (3) business days after the date of consummation of the Acquisition Proposal referred to in Section 8.3(b)(iii)(C); it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion. As used herein, “Company Termination Fee” shall mean a cash amount equal to $900,000. If this Agreement is terminable under more than one (1) provision of Section 8.1, so long as the terminating Party includes one of the provisions specifically set forth in this Section 8.3(b) in its termination notice, the Company Termination Fee shall be applicable. Notwithstanding anything herein to the contrary, (I) payment of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any other Parent Related Party or any other Person in connection with this Agreement (or the termination hereof), the Transactions (or the abandonment thereof) or any matter forming the basis for such termination, and (II) upon payment of the Company Termination Fee, none of Parent, Merger Sub, any other Parent Related Party or any other Person shall be entitled or permitted to bring or maintain (and each of Parent and Merger Sub, on their own behalf and on behalf of each other Parent Related Party, agrees not to bring or maintain) any claim, action or proceeding against the Company or any other Company Related Party arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination, except in the case of fraud or Willful Breach. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 8.3, and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of Parent (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 8.3 at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received; and

(y) effective upon the Company Termination Date, the Company hereby irrevocably grants, and agrees to grant, a non-exclusive, worldwide, royalty-free, fully-paid up, perpetual, irrevocable, non-transferable (except to Affiliates) license under the Acquired Companies’ Patents to the extent necessary for the exploitation of any product, device or service by or on behalf of the Parent, except for products or devices intended for use or used primarily in the knee and/or hip applications on the terms set forth on Exhibit D, and shall enter all necessary documentation to effectuate such grant.

(c)             In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall pay to Parent or its designee the Reimbursement Payment by wire transfer of same day funds within three (3) business days after the Company Termination Date. If, following the payment of any Reimbursement Payment, the Company Termination Fee becomes payable to Parent, the amount of the Reimbursement Payment actually paid prior to such time shall offset the amount of the Company Termination Fee payable by the Company to Parent.

(d)            Parent’s rights and remedies pursuant to Section 8.3(b) and Section 8.3(c) shall be the sole and exclusive remedy of Parent, Merger Sub and the other Parent Related Parties against the Company and the other Company Related Parties for any loss suffered as a result of the failure of the Merger to be consummated or for any breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee, neither the Company nor any other Company Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except as set forth in Section 8.3(b) and in the case of fraud or Willful Breach; provided that, for the avoidance of doubt, prior to the termination of this Agreement pursuant to Section 8.1, Parent may, in accordance with Section 9.5(c), seek specific performance to cause the Company to consummate the Transactions, but in no event shall Parent be entitled to both specific performance and the payment of the Company Termination Fee or the Reimbursement Payment. In the event the Company Termination Fee or the Reimbursement Payment, as applicable, is paid by the Company, acceptance by Parent of the Company Termination Fee or the Reimbursement Payment, as applicable, shall constitute acknowledgement and acceptance by Parent and Merger Sub of the validity of the termination of this Agreement by the Company pursuant to Section 8.1(f).

Section 9

MISCELLANEOUS PROVISIONS

1            Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Prior to the Effective Time, this Agreement may be amended with the approval of the respective boards of directors of the Company, Parent and Merger Sub at any time, whether before or after the Stockholder Approval is obtained; provided that, after the Stockholder Approval is obtained, no amendment shall be made that requires further approval by the stockholders of the Company without the further approval of such stockholders. No amendment shall be made to this Agreement after the Effective Time.

2            Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and, except as otherwise expressly provided in this Agreement, no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Subject to applicable Legal Requirements, at any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if it is expressly set forth in a written instrument duly executed and delivered on behalf of the Party or Parties to be bound thereby, and no such extension or waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with any obligation, covenant, agreement or condition.

3            No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate or schedule or other document delivered by any Person pursuant to this Agreement shall survive the Merger.

4            Entire Agreement; Counterparts. This Agreement (including its Exhibits and Annexes and the Company Disclosure Letter), and the Confidentiality Agreement (including the exhibits, annexes or schedules thereto), constitute the entire agreement, and supersede all prior agreements and understandings (whether written or oral), among or between any of the Parties and their respective Affiliates with respect to the subject matter hereof and thereof. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

5            Governing Law; Jurisdiction; Specific Performance; Waiver of Jury Trial.

(a)             This Agreement, including the interpretation, construction, validity, effect, performance and enforcement hereof and the remedies available with respect hereto, and all claims, counterclaims, actions, suits or proceedings (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or any of the Transactions (any such claim, counterclaim, action, suit or proceeding, a “Transaction Proceeding”), shall be governed by the substantive and procedural laws of the State of Delaware, without giving effect to any laws, principles, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)            Subject to Section 9.5(d), in any Transaction Proceeding: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, “Delaware Courts”); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 9.9. Each of the Parties irrevocably and unconditionally (A) agrees not to commence any Transaction Proceeding except in the Delaware Courts, (B) agrees that any claim in respect of any Transaction Proceeding may be heard and determined in the Delaware Courts, (C) waives, to the fullest extent it may legally and effectively do so, and agrees not to assert any objection that it may now or hereafter have to the jurisdiction of, or the laying of venue in, the Delaware Courts in any Transaction Proceeding, (D) agrees that it will not attempt to deny or defeat the personal jurisdiction of the Delaware Courts in any Transaction Proceeding, whether by motion, other request for leave or otherwise and (E) waives, to the fullest extent it may legally and effectively do so, and agrees not to assert the defense of an inconvenient forum to the maintenance of any Transaction Proceeding in the Delaware Courts. The Parties agree that a final judgment in any such Transaction Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(c)             The Parties agree that irreparable harm, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance or other non-monetary equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Delaware Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement (subject to Section 8.3(c)), and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other non-monetary equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.5(c) shall not be required to provide any bond or other security in connection with any such Order or injunction.

(d)            EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY TRANSACTION PROCEEDING BETWEEN OR AMONG THE PARTIES. EACH PARTY (i) MAKES THIS WAIVER VOLUNTARILY, (ii) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY TRANSACTION PROCEEDING, SEEK TO ENFORCE THE FOREGOING, AND (iii) ACKNOWLEDGES THAT THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9.5(d).

6            Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by a Party, in whole or in part, without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such written consent shall be void and of no effect.

7            No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for: (a) if the Effective Time occurs, (i) the right of the holders of Shares to receive the Merger Consideration pursuant to Section 2 following the Effective Time in accordance with the terms of this Agreement, and (ii) the right of the holders of Company Equity Awards and Company Warrants to receive the consideration payable pursuant to Section 2.4 following the Effective Time in accordance with the terms of this Agreement; (b) the provisions set forth in Section 6.2; and (c) the limitations on liability of the Company Related Parties set forth in Section 8.3(b) and Section 8.3(c).

8            Transfer Taxes. Except as otherwise expressly provided in Section 2.2(b), all transfer, documentary, sales, use, stamp, registration, recording, value added and other similar Taxes and fees incurred in connection with this Agreement or the Transactions shall be paid by Parent and Merger Sub when due.

9            Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand to the intended recipient, (b) two (2) business days after being sent by registered mail or by courier or express delivery service (providing proof of delivery), (c) upon transmission, if sent by email transmission prior to 6:00 p.m. recipient’s local time on a business day and receipt is confirmed, or (d) the business day following the date of transmission, if sent by email transmission after 6:00 p.m. recipient’s local time on a business day (or if sent by email transmission on a day that is not a business day) and receipt is confirmed; provided, in each case, that the notice or other communication is sent to (or, as the case may be, delivered by hand at) the physical address or email address (as applicable) of such Party set forth below (or such other physical address or email address as such Party shall have specified in a written notice given to the other Parties in accordance with this Section 9.9):

if to Parent or Merger Sub (or following the Effective Time, the Surviving Corporation):

restor3d, Inc.
311 W. Corporation St.
Durham, NC 27701
Attn: J. Kurt Jacobus

Email: kurt@restor3d.com

with a copy (which shall not constitute notice) to:

Jones Day
1221 Peachtree Street N.E., Suite 400
Atlanta, GA 30361
Attn: William J. Zawrotny

Email: wjzawrotny@jonesday.com

if to the Company (prior to the Effective Time):

Conformis, Inc.
600 Technology Park Drive
Attention: Mark A. Augusti

Email: mark.augusti@conformis.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Brian C. O’Fahey

Email: brian.ofahey@hoganlovells.com

10             Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the maximum extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

11             Obligation of Parent. Parent shall ensure that each of Merger Sub and the Surviving Corporation duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to Merger Sub and the Surviving Corporation (respectively) under this Agreement, and Parent shall be jointly and severally liable with Merger Sub and the Surviving Corporation for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

12             Construction.

(a)             The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(b)            The Exhibits and Annexes attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth herein (and, for the avoidance of doubt, this Section 9.12 shall apply to the interpretation and construction thereof).

(c)             For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include masculine and feminine genders.

(d)            As used in this Agreement, the phrase “date hereof” or “date of this Agreement” shall refer to the date set forth in the preamble to this Agreement.

(e)             All references in this Agreement to “days” shall be deemed to refer to calendar days unless business days are specified.

(f)              All references to time shall, unless otherwise specified, refer to Eastern Time.

(g)             As used in this Agreement, (i) the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”, (ii) the word “extent” in the phrase “to the extent” shall mean the degree, if any, to which a subject or thing extends, and such phrase shall not mean simply “if”, and (iii) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement (unless otherwise noted).

(h)             Where this Agreement states that a Party “shall”, “will” or “must” perform in some manner (or refrain from taking some action), it means that such Party is legally obligated to do so under this Agreement.

(i)               Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” and “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement.

(j)              The headings contained in this Agreement and in the table of contents to this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(k)            All references in this Agreement to “dollars” or “$” shall mean United States dollars.

(l)               Unless the context requires otherwise, (i) any definition of or reference to any Contract in this Agreement shall be construed as referring to such Contract as amended, supplemented, modified or restated from time to time (only to the extent such amendments, supplements, modifications or restatements have been provided to Parent or are publicly available), (ii) any definition of or reference to any Legal Requirement in this Agreement shall be construed as referring to such Legal Requirement as amended, supplemented, modified or replaced from time to time and (iii) any definition of or reference to any Governmental Body in this Agreement shall be construed to include any successor to that Governmental Body.

(m)              Any capitalized terms used in the Company Disclosure Letter and not defined therein shall have the meanings ascribed to such terms in this Agreement.

(n)             Any references to “ordinary course of business” herein shall be deemed in each case to be followed by the words “consistent with past practices” if such words do not already follow.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

CONFORMIS, INC.

By:	/s/ Mark A. Augusti
Name: Mark A. Augusti
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

RESTOR3D, INC.

By:	/s/ J. Kurt Jacobus
Name:	J. Kurt Jacobus
Title:	Chief Executive Officer

CONA MERGER SUB INC.

By:	/s/ J. Kurt Jacobus
Name:	J. Kurt Jacobus
Title:	President

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Acceptable Confidentiality Agreement” is defined in Section 5.4(a) of this Agreement.

“Acquired Company” has the meaning set forth in Section 3.1(b) of this Agreement.

“Acquisition Proposal” shall mean any inquiry, bid, proposal or offer from any Person or group (other than from Parent or its Affiliates) relating to, in a single transaction or a series of related transactions, (a) any acquisition of 15% or more of the outstanding Shares or securities of the Company representing 15% or more of the voting power of the Company, (b) any acquisition (including the acquisition of stock in any Subsidiary of the Company) of assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing 15% or more of the consolidated assets of the Company (based on the fair market value thereof, as determined in good faith by the Board of Directors or any committee thereof), (c) any tender offer or exchange offer that, if consummated, would result in such Person or group beneficially owning 15% or more of the outstanding Shares or securities of the Company representing 15% or more of the voting power of the Company, or (d) any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group (or the stockholders of any Person) would acquire, directly or indirectly, 15% or more of the consolidated assets of the Company (based on the fair market value thereof, as determined in good faith by the Board of Directors or any committee thereof), 15% or more of the outstanding capital stock of the Company or 15% or more of the aggregate voting power of the Company or of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, in each case of the foregoing clauses (a) through (d), other than the Transactions.

“Action” means any claim, demand, notice, action, suit, arbitration, proceeding, audit or investigation.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Agreement” is defined in the preamble to this Agreement.

“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Anti-Kickback Enforcement Act of 1986, the U.K. Bribery Act of 2010 and any applicable Legal Requirements of similar effect, and the related regulations and published interpretations thereunder.

1

“Board of Directors” is defined in Recital A to this Agreement.

“Book-Entry Share” shall mean any non-certificated Share represented by book-entry.

“business day” shall mean any day except a Saturday, a Sunday or any other day on which banks in the City of New York, New York, are authorized or required by Legal Requirements to be closed.

“Capitalization Date” is defined in Section 3.3(a) of this Agreement.

“Certificates” is defined in Section 2.2(b) of this Agreement.

“Clearance Date” is defined in Section 5.3(a) of this Agreement.

“Closing” is defined in Section 1.3(a) of this Agreement.

“Closing Date” is defined in Section 1.3(a) of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Company” is defined in the preamble to this Agreement.

“Company Adverse Recommendation Change” is defined in Section 5.5(a) of this Agreement.

“Company Associate” shall mean each current or former director, officer or other employee of, or individual who is or was an independent contractor of, any Acquired Company.

“Company Board Recommendation” is defined in Section 3.21(b) of this Agreement.

“Company Common Stock” shall mean the common stock, par value $ 0.00001 per share, of the Company.

“Company Data” shall mean all customer, employee, vendor or business partner data used, Processed, and/or hosted by or on behalf of the Acquired Companies, whether provided by the Acquired Companies or any other Person.

“Company Disclosure Letter” shall mean the confidential disclosure letter that has been delivered by the Company to Parent on the date of this Agreement.

“Company Equity Awards” shall mean Company Options, Company RSUs, Company Restricted Shares, Inducement Options and Inducement RSUs.

2

“Company Equity Plans” shall mean (a) the Conformis, Inc. 2015 Stock Incentive Plan, originally effective June 16, 2015, amended and restated effective May 24, 2021 and (b) the 2019 Sales Team Performance-Based Equity Incentive Plan, effective April 29, 2019.

“Company IP” shall mean (a) all Intellectual Property Rights that are owned or purported to be owned by the Acquired Companies, (b) all third party Intellectual Property Rights that are licensed by the Acquired Companies and (c) all other Intellectual Property Rights that are used by the Acquired Companies in the operation of their business(es) as currently conducted and as presently planned to be conducted.

“Company Material Customer” is defined in Section 3.10 of this Agreement.

“Company Material Supplier” is defined in Section 3.10 of this Agreement.

“Company Option” shall mean any outstanding option to purchase Shares granted pursuant to the Company Equity Plans.

“Company Preferred Stock” shall mean the preferred stock, par value $ 0.00001 per share, of the Company.

“Company Related Parties” shall mean (a) each of the Acquired Companies, (b) each Affiliate of any Acquired Company, (c) each former, current or future stockholder, member, partner or other equityholder of any of the foregoing, and (d) each former, current or future Representative of any of the foregoing.

“Company Restricted Shares” shall mean each share of Company Common Stock subject to vesting, repurchase, or other lapse restrictions pursuant to an award granted under the Company Equity Plans.

“Company Returns” is defined in Section 3.16(a) of this Agreement.

“Company RSU” shall mean any outstanding and unsettled restricted stock unit granted (whether subject to time-based or performance-based criteria) pursuant to the Company Equity Plans.

“Company SEC Documents” is defined in Section 3.4(a) of this Agreement.

“Company Source Code” means any software source code or any proprietary information or algorithm contained, embedded or implemented in any software, in each case for any Product or otherwise owned or purported to be owned by any Acquired Company.

“Company Termination Fee” is defined in Section 8.3(b) of this Agreement.

“Company Warrant” shall mean any outstanding warrant to purchase Shares entered into by the Company.

“Confidentiality Agreement” is defined in Section 5.1 of this Agreement.

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“Contract” shall mean any legally binding agreement, contract, subcontract, lease, sublease, license, sublicense, instrument, understanding, commitment or undertaking.

“Copyrights” is defined in the definition of Intellectual Property Rights.

“Credit Agreement” shall mean that certain Credit and Security Agreement (Term Loan), dated as of November 22, 2021, as amended by that certain First Amendment to Credit and Security Agreement, dated as of August 1, 2022, by and among the Company, ImaTX, Inc., a California corporation, MidCap Financial Trust, as a lender and agent, and the other financial institutions or other entities from time to time parties thereto, as lenders.

“Definitive Acquisition Agreement” is defined in Section 8.1(f) of this Agreement.

“Delaware Courts” is defined in Section 9.5(b) of this Agreement.

“Delisting Period” is defined in Section 6.11 of this Agreement.

“DGCL” shall mean the Delaware General Corporation Law.

“Discussion Period” is defined in Section 5.5(b)(ii) of this Agreement.

“Dissenters’ Rights” is defined in Section 2.3 of this Agreement.

“Dissenting Shares” is defined in Section 2.3 of this Agreement.

“EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC.

“Effective Time” is defined in Section 1.3(b) of this Agreement.

“Employee Plan” shall mean (a) any employee benefit plan” (within the meaning of Section 3(3) of ERISA) and (b) all other employment, offer letter, consulting, retention, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, equity-based, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension retirement or other fringe benefit plan, policy, program, agreement or arrangement, in each case of the foregoing clauses (a) and (b), (i) that is sponsored, maintained or contributed to (or required to be contributed to) by any Acquired Company or any ERISA Affiliate for the benefit of any current or former employee, officer, director, independent contractor, consultant, or other individual service provider of any Acquired Company, or (ii) with respect to which any Acquired Company or any ERISA Affiliate has any current, potential or contingent liability.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest or other encumbrance of any nature.

“End Date” is defined in Section 8.1(b) of this Agreement.

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“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to pollution or human health and safety or the protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Existing Policies” is defined in Section 6.2I of this Agreement.

“FDA” shall mean the U.S. Food and Drug Administration.

“FDA Fraud Policy” means the “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46,191 (September 10, 1991) and any amendments thereto.

“Final Exercise Date” is defined in Section 2.4(a) of this Agreement.

“GAAP” is defined in Section 3.4(b) of this Agreement.

“Governmental Authorization” shall mean any permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, supranational or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, ministry, organization, unit or body and any court, arbitrator or other tribunal.

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“Hazardous Materials” shall mean any pollutant, contaminant, chemical, waste, material or substance that is regulated under Environmental Law as toxic, radioactive or otherwise hazardous, ignitable or corrosive.

“Healthcare Laws” means, to the extent related to the conduct of Parent’s business or the Company’s business, as applicable, as of the date hereof, the following: (a) the Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), the coverage and reimbursement provisions of Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act) and other government healthcare programs, including the Veterans Health Administration and the U.S. Department of Defense healthcare and contracting programs, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the criminal false claims statutes (18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. §3801, et seq.), the Federal Health Care Fraud Law (18 U.S.C. § 1347), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the Sunshine/Open Payments Law (42 U.S.C. § 1320a-7h), and any other U.S. federal or state law that regulates the design, development, testing, studying, manufacturing, processing, storing, importing or exporting, licensing, labeling or packaging, advertising, distributing, selling or marketing of biological, tissue or medical device Products, or that is related to remuneration (including ownership) to or by physicians or other healthcare providers (including kickbacks) or the disclosure or reporting of the same, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government healthcare programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing healthcare Products or services; (b) all equivalent or similar laws in any jurisdiction applicable to either party or its Products; and (c) all regulations promulgated pursuant to such laws.

“In-bound License” is defined in Section 3.8(g) of this Agreement.

“Indebtedness” shall mean (a) any indebtedness for borrowed money to any Person (other than an Acquired Company), (b) any obligations to any Person (other than an Acquired Company) evidenced by bonds, debentures, notes or similar instruments, (c) any obligations in respect of letters of credit and bankers’ acceptances (to the extent drawn), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired or (e) any guaranty of any such obligations described in clauses (a) through (d) of any Person (other than an Acquired Company), other than, in any case of the foregoing clauses (a) though (e), accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business.

“Indemnified Person” is defined in Section 6.2(a) of this Agreement.

“Inducement Option” shall mean any outstanding option to purchase Shares that was not granted pursuant to the Company Equity Plans.

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“Inducement RSU” shall mean any outstanding and unsettled restricted stock unit granted (whether subject to time-based or performance-based criteria) that was not granted pursuant to the Company Equity Plans.

“Intellectual Property Rights” shall mean any and all intellectual property rights and industrial property rights of every kind and description throughout the world, including (a) patents and patent applications (and all continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof) (“Patents”), (b) trademarks, service marks, trade names, corporate names, internet domain names, logos, trade dress, design rights and other similar designations of source or origin (whether registered, common law, statutory or otherwise), together with the goodwill symbolized by any of the foregoing and any applications and registrations for the foregoing (“Trademarks”), (c) copyrights and copyrightable subject matter, and any and all applications and registrations for the foregoing (“Copyrights”), (d) trade secrets and all other confidential and proprietary know-how, ideas, information, inventions, processes, formulae, models and methodologies, data, databases, data collections, data sets, and curated data content, in written electronic, oral or other tangible or intangible form, whether or not patentable (“Trade Secrets”), (e) rights in software or databases, and (f) all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

“Intervening Event” shall mean an event, occurrence, fact, development or change, or combination thereof, occurring or arising after the date of this Agreement that was not known to or reasonably foreseeable by the Board of Directors as of the date of this Agreement and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, this Agreement, other than (a) the receipt, existence or terms of an Acquisition Proposal or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Acquisition Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof), (b) any change in the market price, or change in the trading volume, of the Company Common Stock, in and of itself (it being understood that the underlying causes of any such change may, if they are not otherwise excluded from this definition of “Intervening Event”, constitute, or be taken into account in determining whether there has occurred, an Intervening Event), (c) the fact that the Company meets or exceeds, or fails to meet, any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that the underlying causes of any such change may, if they are not otherwise excluded from this definition of “Intervening Event”, constitute, or be taken into account in determining whether there has occurred, an Intervening Event), (d) changes generally affecting the economy, financial or securities markets, or political conditions, (e) any changes in applicable Legal Requirement or GAAP or other applicable accounting standards, including interpretations thereof, (g) acts of war, sabotage, or terrorism, or military actions, or the escalation thereof, or (h) natural disasters, or weather conditions, epidemics, pandemics, or disease outbreaks, public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events.

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“IRS” shall mean the U.S. Internal Revenue Service.

“IT System” means any information technology systems or software used in connection with the operation of the Acquired Companies’ business, and Company Data stored thereon.

“knowledge of Parent” shall mean the actual knowledge of J. Kurt Jacobus or Greg Anglum, in each case after reasonable due inquiry.

“knowledge of the Company” shall mean the actual knowledge of the Persons listed in Exhibit A-1 of the Company Disclosure Letter, in each case after reasonable due inquiry.

“Lease” shall mean all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Acquired Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Acquired Company thereunder

“Leased Real Property” is defined in Section 3.7(b) of this Agreement.

“Legal Proceeding” shall mean any Action, suit, litigation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), or hearing commenced, brought, conducted or heard by or before any Governmental Body.

“Legal Requirement” shall mean any law, statute, act, constitution, resolution, ordinance, common law, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq).

“Malicious Code” is defined in Section 3.8(m) of this Agreement.

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“Material Adverse Effect” shall mean any event, occurrence, circumstance, change or development that has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, financial condition or results of operations of the Acquired Companies, taken as a whole or (b) the ability of the Company to consummate the Transactions on the terms set forth herein; provided, however, that, for purposes of clause (a), none of the following shall be deemed alone or in combination to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect: (i) any change in the market price or trading volume of the Company’s stock or in the Company’s credit ratings; provided that the underlying causes of any such change may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded in this definition; (ii) any actual loss of contractual relationship with any customer, supplier or vendor with whom any Acquired Company has a relationship, or any departure of any key employee or officer of any Acquired Company, to the extent resulting directly from the execution, announcement, pendency or performance of this Agreement or the Transactions (it being understood that this clause (ii) shall not apply with respect to any representation or warranty contained in this Agreement that is expressly intended to address the consequences of the execution, delivery and performance of this Agreement, including Section 3.23); (iii) any event, occurrence, circumstance, change, development or effect consisting of, arising out of or otherwise relating to (A) general conditions (or changes therein) in the industry in which the Acquired Companies operate, (B) economic, financial, business, market, legislative, political or social conditions (or changes therein) in the United States or elsewhere in the world, or (C) conditions (or changes therein) in the credit, financial, banking, currency, securities or capital markets (including changes in interest rates, currency exchange rates, price levels or trading volumes) in the United States or elsewhere in the world; (iv) any event, occurrence, circumstance, change, development or effect consisting of, arising out of or otherwise relating to any war, any outbreak or escalation of hostilities, any act of terrorism, sabotage or cyber-intrusion, any civil disobedience or unrest, any embargo, any national or international calamity, any act of god, any natural or man-made disaster, any pandemic, epidemic or other outbreak of disease or quarantine restrictions, or any other similar event; (v) the failure of the Acquired Companies to meet internal or public expectations, projections, forecasts, guidance, predictions, milestones or budgets; provided that the underlying causes of such failure may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded by any of clauses (i) through (iv) above or any of clauses (vi) through (ix) below; (vi) any event, occurrence, circumstance, change, development or effect consisting of, arising out of or otherwise relating to (A) any action taken by any Acquired Company at the written direction or request of Parent or Merger Sub or (B) any action specifically required to be taken by any Acquired Company pursuant to this Agreement; (vii) any event, occurrence, circumstance, change, development or effect consisting of, arising out of or otherwise relating to Parent’s or Merger Sub’s breach of this Agreement; (viii) any event, occurrence, circumstance, change, development or effect consisting of, arising out of or otherwise relating to the identity of Parent, Merger Sub or any of their respective Affiliates (it being understood that this clause (viii) shall not apply with respect to any representation or warranty contained in this Agreement that is expressly intended to address the consequences of the execution, delivery and performance of this Agreement, including Section 3.23); or (ix) any event, occurrence, circumstance, change, development or effect consisting of, arising out of or otherwise relating to any change in any Legal Requirement or GAAP (or any interpretation of any Legal Requirement or GAAP); provided that any event, occurrence, circumstance, change or development referred to in the foregoing clauses (i), (iii), (iv), and (ix) may be taken into account in determining whether there has been, or would reasonably expected to be, a Material Adverse Effect to the extent such event, occurrence, circumstance, change or development has a disproportionate adverse impact on the Acquired Companies relative to other similarly situated companies in the industry in which the Acquired Companies operate.

“Maximum Annual Premium” is defined in Section 6.2(c) of this Agreement.

“Merger” is defined in Recital A of this Agreement.

“Merger Consideration” is defined in Section 2.1(a)(iii) of this Agreement.

“Merger Sub” is defined in the preamble to this Agreement.

“Nasdaq” shall mean The Nasdaq Global Select Market.

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“Negotiation Period” is defined in Section 5.5(b)(i) of this Agreement.

“Open Source Materials” means any software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms (including the GNU General Public License (GPL), Affero General Public License (AGPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), the Apache License, and any license identified as an open source license by the Open Source Initiative (www.opensource.org)).

“Optionholder” is defined in Section 2.4(a) of this Agreement.

“Order” is defined in Section 3.20(b) of this Agreement.

“Out-bound License” is defined in Section 3.8(g) of this Agreement.

“Parent” is defined in the preamble to this Agreement.

“Parent Material Adverse Effect” shall mean any event, occurrence, circumstance, change or development that would, or would reasonably be expected to, materially impair, prevent or materially delay the ability of Parent or Merger Sub to consummate the Transactions in accordance with the terms set forth herein.

“Parent Related Parties” shall mean (i) Parent, (ii) Merger Sub, (iii) each Affiliate of Parent or Merger Sub, (iv) each former, current or future stockholder, member, partner or other equityholder of any of the foregoing, and (v) each former, current or future Representative of any of the foregoing.

“Parties” shall mean Parent, Merger Sub and the Company.

“Patents” is defined in the definition of Intellectual Property Rights.

“Paying Agent” is defined in Section 2.2(a) of this Agreement.

“Payment Fund” is defined in Section 2.2(a) of this Agreement.

“Permitted Encumbrance” shall mean (a) any Encumbrance for Taxes that are not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings (but only if adequate reserves have been established therefor in accordance with GAAP), (b) any mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ or similar lien granted or that arises in the ordinary course of business consistent with past practice as to which there is no default, (c) any pledge or deposit under workmen’s compensation laws, unemployment insurance laws or similar legislation, or otherwise to secure public or statutory obligations, that arises in the ordinary course of business, (d) in the case of any real property, any zoning, entitlement, building, environmental or other land use regulation imposed by any Governmental Body having jurisdiction over such real property or that is otherwise set forth on a title report, or any matter that would be disclosed by an accurate survey of such real property, (e) any Encumbrance related to the Credit Agreement, (f) any Encumbrance for which appropriate reserves have been established in the consolidated financial statements of the Acquired Companies, (g) any Encumbrance discharged at or prior to the Effective Time, and (h) any other Encumbrances which are not material in character or extent and that would not materially impair the existing use of the assets to which they relate in the business of the Acquired Companies as presently conducted.

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“Person” shall mean any individual, Entity or Governmental Body.

“Personal Information” shall mean any information defined as “personal data”, “personal information”, “personally identifiable information”, “personally identifiable information”, “protected health information”, “individually identifiable health information”, or a “consumer report” under any applicable Legal Requirements.

“PL Tail Policy” is defined in Section 6.12 of this Agreement.

“Pre-Closing Period” is defined in Section 5.1 of this Agreement.

“Privacy Law” means all applicable common laws of any state or other jurisdiction, or any provision of any foreign, federal, state or local laws, statutes, codes, rules, regulations, Orders, permits, judgments, injunctions, Payment Card Industry Data Security Standards, decrees or other decisions of any court or other tribunal or Governmental Bodies legally binding on the relevant Person or its properties related to data privacy, data protection, data security, or marketing.

“Privacy Policy” means any written notices, policies, disclosures or representations by the Acquired Companies applicable to Personal Information or Company Data used, Processed, and/or hosted in connection with the Acquired Companies’ business that is externally-facing to customers, website visitors, employees, or contractors, or any other Person.

“Process”, “Processed” or “Processing” each mean any operation or set of operations which is performed upon information, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Products” means any product that any of the Acquired Companies, as applicable, has manufactured, distributed, marketed or sold, or is manufacturing, distributing, marketing or selling and any products currently under preclinical or clinical development by any of the Acquired Companies, as applicable.

“Proxy Statement” is defined in Section 3.4(f) of this Agreement.

“Registered IP” shall mean all Patents, Trademarks and Copyrights that are registered or issued under the authority of any Governmental Body, and all applications for any of the foregoing, including internet domain name registrations.

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“Reimbursement Payment” shall mean the lesser of (a) $350,000 or (b) an amount equal to that required to reimburse Parent and its Affiliates of all fees and expenses incurred in connection with the Transactions, including in connection with (i) due diligence, (ii) the preparation, negotiation and performance of this Agreement, (iii) all SEC and other regulatory filings related to the Transactions, (iv) solicitation of approvals (internal and from third parties), and (v) engagement of the Paying Agent, including all fees and expenses of counsel, accountants, investment banks, advisors and consultants to Parent incurred at or prior to the time of a termination of this Agreement.

“Release” shall mean any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, emitting, migration or release of Hazardous Materials from any source into or upon the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Materials).

“Relevant Jurisdiction” shall mean any jurisdiction in which Parent or the Acquired Companies have material assets or material operations.

“Representatives” shall mean officers, directors, managers, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2001, and the rules and regulations promulgated thereunder.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Security Breach” is defined in Section 3.8(p) of this Agreement.

“Share” is defined in Section 3.3(a) of this Agreement.

“Specified Contract” is defined in Section 3.9(a) of this Agreement.

“Stockholder Approval” is defined in Section 3.21(a) of this Agreement.

“Stockholders Meeting” is defined in Section 5.3(b) of this Agreement.

An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

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“Superior Offer” shall mean a bona fide written Acquisition Proposal (except that, for purposes of this definition, each reference in the definition of “Acquisition Proposal” to “15% or more” shall be “more than 50%”) that did not result from a violation of Section 5.4 that the Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors, (a) is, if accepted, reasonably likely to be consummated in accordance with its terms and (b) if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions; in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Acquisition Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal; (iv) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Acquisition Proposal deemed relevant by the Board of Directors (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Discussion Period set forth in Section 5.5(b)(ii).

“Surviving Corporation” is defined in Section 1.1 of this Agreement.

“Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “business combination” or other similar state anti-takeover laws and regulations.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, excise tax, alternative or minimum tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax) or other charge or assessment in the nature of a tax, including any interest, penalty or addition thereto, in each case imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, form, election, certificate or other document filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or payment of any Tax and any attachments thereto or amendments thereof.

“Trade Secrets” is defined in the definition of Intellectual Property Rights.

“Trademarks” is defined in the definition of Intellectual Property Rights.

“Transaction Proceeding” is defined in Section 9.5(a) of this Agreement.

“Transactions” shall mean the transactions contemplated by this Agreement, including the Merger.

“Willful Breach” shall mean a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, with the knowledge that the taking of such act (or in the case of a failure to act) would cause or constitute a breach of this Agreement.

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Exhibit 99.1

Conformis Announces Definitive Agreement to be Acquired by restor3d for a Purchase Price of $2.27 Per Share in Cash

Combination creates a leading personalized 3D-printed orthopedic medical device company

Durham, North Carolina and Billerica, Mass., June 22, 2023 (GLOBE NEWSWIRE) –

restor3d, Inc. and Conformis, Inc. (NASDAQ: CFMS) announced today that they have entered into a definitive merger agreement under which restor3d, a leading personalized 3D-printed orthopedic company, will acquire all outstanding shares of common stock of Conformis at $2.27 per share in cash, which represents an approximate 96 percent premium to the closing price of Conformis stock on June 22, 2023.

 “This combination will create a leading personalized 3D-printed medical device company. Together, we share a common belief in the power of personalization.  By leveraging the strengths in our respective portfolios around artificial-intelligence-driven implant design, digital automation, and 3D printed osseointegrative biomaterials, we see tremendous opportunity to offer clinically differentiated and cost-effective solutions across the orthopedic landscape, including shoulder, foot & ankle, spine, and large joints,” stated Kurt Jacobus, Chief Executive Officer of restor3d.

 “After nearly 20 years of revolutionizing the orthopedic industry with personalized treatment and patient choice, this transaction is a testament to the value of our portfolio and the strength of our core technology and intellectual property,” said Mark Augusti, Chief Executive Office at Conformis. “Following a diligent and thoughtful process, the Board has unanimously approved this transaction, which delivers positive benefits to all of our stakeholders. We are excited to enter the next chapter for Conformis with restor3d, which allows us to continue helping patients live productive lives after knee or hip surgery and providing the surgeon community with innovative products and services.”

Conformis’ Board of Directors, having determined that the transaction is in the best interests of the company’s stockholders, has unanimously approved the transaction.  The closing of this transaction is expected by the end of Q3 2023 and is subject to approval by Conformis’ stockholders and other customary closing conditions.

Advisors
UBS Investment Bank is serving as financial advisor to Conformis, and Hogan Lovells US LLP is serving as its legal counsel. Jones Day is serving as legal counsel to restor3d.

About restor3d, Inc.
Based in Durham, North Carolina, restor3d is a leading medical device company focused on enabling surgeons to improve the reconstruction and repair of the human body through 3D printed orthopedic medical devices with enhanced anatomical fit and superior integrative properties. restor3d seeks to improve medical device solutions by leveraging expertise in 3D printing of osseointegrative biomedical materials, biomechanics modeling, and artificial-intelligence-based planning and design automation tools.

About Conformis, Inc.
Conformis is a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain. Its product portfolio is designed to maximize surgeon and patient choice by offering fully personalized solutions through its Image-to-Implant® Platinum Services℠ Program as well as data-informed, standardized solutions that combine many benefits of personalization with the convenience and flexibility of an off-the-shelf system. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this press release about our future expectations, plans and prospects, the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the business and the price of Conformis’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of Conformis stockholder approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against Conformis or restor3D related to the proposed transaction, (v) and the other risks and uncertainties described in the “Risk Factors” sections of Conformis’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, and other public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Additional Information and Where to Find It
In connection with the proposed transaction, Conformis, Inc. will be promptly filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Conformis stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORTED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on Conformis’s website at www.conformis.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Conformis, Inc., Investor Relations, 600 Technology Park Drive, Billerica, MA, telephone: (781) 374-5598.

Participants in the Solicitation
Conformis and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Conformis in connection with the proposed transaction. Information regarding Conformis’s directors and executive officers can be found in Conformis’s definitive proxy statement (the “Annual Proxy Statement”) filed with the SEC on March 24, 2023, and in subsequent filings on Form 8-K. Additional information regarding the interests of Conformis’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. To the extent that holdings of Conformis securities have changed since the amounts printed in the Annual Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Conformis as described above.

CONTACT FOR CONFORMIS INVESTORS:
Investor Relations
ir@conformis.com
(781) 374-5598